Exhibit 10.62

Certain identified information has been omitted from this document because (i) it is not material and is the type that the Company customarily and actually treats as private or confidential, and/or (ii) if disclosure would constitute a clearly unwarranted invasion of personal privacy and has been marked with “[***]” to indicate where omissions have been made.

STATE OF LOUISIANA

PARISH OF CAMERON

GROUND LEASE AGREEMENT

(351 Acres)

This GROUND LEASE AGREEMENT (this “Ground Lease”) is executed and effective as of March 11, 2019 (the “Ground Lease Commencement Date”), by and between Venture Global Calcasieu Pass, LLC, a Delaware limited liability company (the “Tenant”) and Henry Venture, LLC, a Louisiana limited liability company (the “Landlord”). Each of the Tenant and the Landlord is referred to in this Ground Lease as “Party” and are both referred to as the “Parties.”

WITNESSETH:

WHEREAS, the Landlord is the owner of certain immovable (real) property including improved and unimproved land and certain water and surface and subsurface land rights situated in Cameron Parish, Louisiana, which comprises approximately three hundred fifty-one (351) acres identified herein as the Project Site and as further defined below; and

WHEREAS, the Tenant is desirous of leasing land owned by the Landlord for the construction and development and operation of a natural gas liquefaction facility as generally described in Exhibit 2 (the “Facility”) and other uses permitted by this Ground Lease; and

WHEREAS, the Landlord and the Tenant desire to lease such land in order to develop the land with the Facility and thereby create and provide employment opportunities for the inhabitants of Southwest Louisiana, which will add to the welfare and prosperity of the persons residing within the geographic limits of numerous surrounding Parishes and throughout the State of Louisiana; and

WHEREAS, in accordance with the above, the Tenant has executed this Ground Lease and offers fair value to the Landlord as cause and consideration for this Ground Lease; and

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter contained, these recitals are made an integral part of this Ground Lease, and the Parties herein covenant and agree as follows:

1. Definitions.

As used in this Ground Lease, the following terms shall have the respective meanings indicated below:

“Adjustment Period” has the meaning set forth in Section 4.1(c).

“Affiliate” means any Person controlled by, controlling or under common control with the Landlord or the Tenant, as applicable. The words “control”, “controlled” and “controlling” mean ownership, directly or indirectly, of thirty percent (30%) or more of the legal or beneficial ownership interest of such Person or the power to direct or cause the direction of the management and policies of any such Person.

“Applicable Laws” means all present and future laws, ordinances, orders, rules and regulations of all federal, state, parish, and municipal governments, departments, commissions, or offices, in each case having applicable jurisdiction over the Project Site.

“Bankruptcy Proceeding” has the meaning set forth in Section 23.10.

“Bona Fide Offer” has the meaning set forth in Section 14.3.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are authorized or required by law to close.

“Consumer Price Index” has the meaning set forth in Section 4.2.

“Corps” has the meaning set forth in Section 8.3(a).

“Corrective Measures” has the meaning set forth in Section 9.4(b).

“CPI Adjustment” has the meaning set forth in Section 4.1.

“CPI Disagreement Notice” has the meaning set forth in Section 4.2.

“CPI Notice” has the meaning set forth in Section 4.2.

“CPI Percentage Increase” has the meaning set forth in Section 4.2.

“Environmental Laws” means any and all federal, state and local laws, statutes, regulations, ordinances, judgments, orders, codes, injunctions, applicable common law, Applicable Law or similar provisions having the force or effect of law, concerning pollution or protection of health, safety, natural resources or the environment or relating to land use, plants or animals or protected resources and any Applicable Law relating to natural resources, threatened or endangered species, migratory birds or disposal or wetlands and includes Hazardous Substances Law.

“Event of Default” has the meaning set forth in Section 15.1.

“Extended Term” has the meaning set forth in Section 3.2(a).

“Facility” has the meaning set forth in the Recitals hereof.

“Facility Contractors” means, collectively, the Persons engaged by the Tenant to construct the Facility and/or develop the Project, Project Site and/or Improvements.

“Facility Contracts” means, collectively, the contracts entered into by the Tenant in connection with the design, construction, equipment procurement, operation and maintenance of the Facility and/or the Project, Project Site and/or Improvements.

“Fair Market Value” means the value determined pursuant to the process set forth in Section 14.5.

“Financing Parties” means the lenders, security holders, investors, export credit agencies, multilateral institutions, equity providers and others providing debt or equity financing or refinancing to, or on behalf of, the Tenant, or any Affiliate of the Tenant, for the development, construction, ownership, operation or maintenance of the Project or any portion thereof, or any trustee or agent acting on behalf of any of the foregoing, including Leasehold Lenders.

“First Appraiser” has the meaning set forth in Section 14.5.

“Force Majeure” means any cause not reasonably within the control of the Party claiming suspension, and shall include, but not be limited to, the following: (i) physical events such as acts of God, landslides, lightning, earthquakes, fires, storms or storm warnings, such as hurricanes, which result in evacuation of the affected area, droughts, floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe; (ii) weather related events affecting an entire geographic region; (iii) acts of others such as strikes, lockouts or other industrial disturbances, riots, sabotage, terrorism, discovery of burial grounds or human remains or legally protected artifacts, insurrections or wars; (iv) the failure or interruption of performance by the Tenant’s engineering, procurement and construction contractor or any subcontractors of such contractor to the extent caused by an event of Force Majeure under this Ground Lease; (v) the failure or interruption of performance by the Tenant’s suppliers by reason of such supplier’s valid declaration of an event that would constitute an event of force majeure under the Tenant’s contract with such supplier; (vi) governmental actions such as necessity for compliance with any court order, law, statute, ordinance, regulation, or policy having the effect of law promulgated by a Governmental Authority having jurisdiction, or that restrict the Tenant’s ability to reasonably construct and/or operate the Facility and/or Project or any delay in issuance or effectiveness of any Governmental Approval that has been properly applied for by the Tenant that is required to construct and/or operate the Facility and/or Project.

“Governmental Approval” means any authorization, waiver, consent, approval, license, lease, franchise, ruling, permit, tariff, rate, right of way, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notices to, declarations of or with or registration by or with any Governmental Authority.

“Governmental Authority” means any nation or government, any state or political subdivision thereof, any federal, state, municipal, local, territorial or other governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Ground Lease” has the meaning set forth in the Preamble hereof.

“Ground Lease Commencement Date” has the meaning set forth in the Preamble hereof.

“Hazardous Substance” means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Law as a “hazardous substance,” “hazardous material,” “hazardous waste,” “extremely hazardous waste,” “acutely hazardous waste,” “restricted hazardous waste,” “radioactive waste,” “infectious waste,” “biohazardous waste,” “toxic substance,” “pollutant,” “toxic pollutant,” “contaminant” or any other formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “EP toxicity” or “TCLP toxicity”; (ii) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (iii) any flammable substances or explosives; (iv) any radioactive materials; (v) any pesticide; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs) in excess of fifty (50) parts per million; (ix) radon; and (x) any other chemical, material, or substance that, because of its quantity, concentration, or physical or chemical characteristics, exposure to which is regulated for health and safety reasons by any Governmental Authority, or which is or has been demonstrated to pose a significant present or potential hazard to human health and safety or to the environment if released into the workplace or the environment.

“Hazardous Substances Law” means any and all federal, state and local statutes, laws, regulations, ordinances, judgments, orders, codes, injunctions, applicable common law, Applicable Law or similar provisions having the force or effect of law concerning the generation, distribution, use, treatment, storage, disposal, arrangement for disposal, cleanup, transport or handling of Hazardous Substances including, but not limited to, the Federal Water Pollution Control Act (as amended), the Resource Conservation and Recovery Act of 1976 (as amended), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended), the Toxic Substances Control Act (as amended) and the Occupational Safety and Health Act of 1970 (as amended) to the extent it relates to the handling of and exposure to hazardous or toxic materials or similar substances.

“Improvements” means any and all improvements made by the Tenant, in its sole discretion, to the Project Site in conformity with Applicable Law, including but not limited to, improvements relating to the loading, unloading, handling, treatment, processing, producing, transporting, distributing, selling, metering and/or storing of (i) natural gas, natural gas liquids, and other natural gas products, derivatives and by-products and (ii) other petroleum and hydrocarbon liquids, gases, products, derivatives and by-products, including but not limited to (A) the importation, regasification, production, exportation, liquefaction, refinement, enhancement, other treatment and transportation (including by ship, pipeline, truck or rail) of LNG, and LNG by-products and additives and (B) the excavation for, development, construction, installation, use, operation, maintenance, repair, expansion, optimization, alteration and/or removal of any improvements, component parts and other constructions, fixtures, facilities, equipment and/or appurtenances (including natural gas pipelines, natural gas liquids extraction, processing and delivery facilities, acid gas removal units, natural gas liquefaction trains, LNG regasification facilities, and other treatment facilities, cryogenic pipelines, LNG storage tanks, petroleum and other hydrocarbon liquids storage facilities, nitrogen storage and processing facilities, power generation and transmission infrastructure, marine, rail and trucking receipt, delivery and servicing facilities (including piers, marine terminals, bulkheads, wharfs, docks, inlets, wetslips, moonpools, moorings, jetties, and loading and unloading equipment), other utilities, facilities (including berms, open space, security fencing, control rooms, offices, warehouses, laydown areas, parking and yards), roads, and modifications to existing roads, in each case, necessary, ancillary or desirable to the Tenant in connection with the foregoing.

“Initial Term” has the meaning set forth in Section 3.1.

“Landlord” has the meaning set forth in the Preamble hereof.

“Landlord Estoppel” has the meaning set forth in Section 23.11(a).

“Landlord’s Activities” means the action or failure to act of the Landlord or any of its representatives, affiliates, invitees, agents, advisors, consultants, contractors, or other Persons acting by or through the Landlord, at and/or relating to the Project Site and/or Landlord’s Improvements.

“Landlord’s Event of Default” has the meaning set forth in Section 16.1.

“Landlord Indemnitee” has the meaning set forth in Section 9.1.

“Landlord’s Improvements” has the meaning set forth in Section 6.1.

“Lease Year” means a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the Ground Lease Commencement Date. Each succeeding Lease Year shall commence upon the anniversary of the first day of the previous Lease Year.

“Leasehold Lenders” has the meaning set forth in Section 23.1.

“Leasehold Loan” has the meaning set forth in Section 23.1.

“Leasehold Mortgage” has the meaning set forth in Section 23.1.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, restrictive covenant, easement, servitude or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under Applicable Laws, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“LNG” means liquefied natural gas.

“Minerals” has the meaning set forth in Section 8.3(b).

“New Lease” has the meaning set forth in Section 23.9(a).

“Non-Disturbance Agreement” has the meaning set forth in Section 23.11(c).

“Option Agreement” means the Real Estate Lease Option Agreement between the Landlord and the Tenant, dated as of October 16, 2015.

“Party” or “Parties” has the meaning set forth in the Preamble hereof.

“Person” means and includes natural persons, corporations, limited liability companies, general partnerships, limited partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Project” means the development, permitting, financing, construction, ownership, operation and/or maintenance of the Facility and the Improvements on the Project Site.

“Project Site” means the real (immovable) property of approximately three hundred fifty-one (351) acres described in the legal description set forth in Exhibit 1-A, and illustrated by the Survey Maps attached as Exhibit 1-B, including any waterway areas, upon which the Facility and other Improvements will be located and which real (immovable) property is owned by the Landlord.

“Property Taxes” means all real and personal property taxes and all excise taxes of all Governmental Authorities, excluding any taxes, fees and/or levies associated with any mineral rights and/or royalties.

“Removal Period” means the period of time that is required by the Tenant to remove any and all of the Tenant’s Property, including the Facility and/or Improvements, from the Project Site in accordance with Section 7.1.

“Rent” has the meaning set forth in Section 4.1.

“Second Appraiser” has the meaning set forth in Section 14.5.

“Surface Waiver” has the meaning set forth in Section 8.3(b).

“Survey Map” means each of (i) the map of survey of dated June 30, 2015, by Lonnie G. Harper & Associates, Inc., (ii) the map of survey of dated June 22, 2015, by Lonnie G. Harper & Associates, Inc., and (iii) the map of survey of dated June 22, 2015, by Lonnie G. Harper & Associates, Inc., each attached as Exhibit 1-B.

“Tenant” has the meaning set forth in the Preamble hereof.

“Tenant Estoppel” has the meaning set forth in Section 23.11(b).

“Tenant Indemnitee” has the meaning set forth in Section 9.3.

“Tenant’s Property” means all improvements, additions, replacements, enhancements, alterations, machinery, equipment, spares, furniture, furnishings, component parts and other constructions, inventory and other property and fixtures of any kind and at any time made, installed, fixed, or placed on, in, or to the Project Site, including the Facility and any Improvements.

“Third Appraiser” has the meaning set forth in Section 14.5.

2. Ground Lease Premises.

2.1 Date. The date of this Ground Lease is the Ground Lease Commencement Date.

2.2 Landlord’s Agreement to Lease. Upon the terms and conditions hereinafter set forth, and in consideration of the payment of the rents and subject to the prompt performance by the Tenant of the covenants and agreements to be kept and performed by the Tenant under this Ground Lease, the Landlord does lease to the Tenant and the Tenant hereby leases from the Landlord, the Project Site and Landlord’s Improvements.

2.3 Servitudes. In addition, the Landlord shall without cost to the Tenant, grant from time to time to the Tenant and others designated by the Tenant (including any Affiliate of the Tenant) any easements, servitudes, and rights of way for access and electricity, communications, gas, water, sewer and other utility lines, products and materials from and to the Project Site over land and waterways sufficient to permit the Tenant to accomplish its purposes in connection with the Project.

3. Term

3.1 Initial Term. The initial term of this Ground Lease shall commence at 12:01 a.m. on the Ground Lease Commencement Date and, unless sooner terminated as hereinafter provided, end at 11:59 p.m. on the thirtieth (30th) anniversary of the last day of the month immediately preceding the Ground Lease Commencement Date (the “Initial Term”).

3.2 Extensions.

(a) In consideration of and conditioned upon there being no uncured Event of Default on the part of the Tenant at the time an option is exercised, the Landlord hereby grants unto the Tenant the option to lease the Project Site for four (4) additional ten (10) year terms. If the extension option is exercised in accordance with Section 3.2(b), the first of said additional terms shall commence upon the expiration of the Initial Term and extending for a period of ten (10) years and each of said additional terms commencing upon the expiration of the then current additional term and extending for a period of ten (10) years. Each of such additional terms is referred to herein as an “Extended Term”.

(b) The option to extend this Ground Lease of the Project Site as set forth in Section 3.2(a) must be exercised in each case, if at all, by written notice from the Tenant to the Landlord on or before the date that is three (3) months prior to the expiration of the Initial Term or then current Extended Term, as applicable. The failure of the Tenant to timely exercise the first Extended Term or any subsequent Extended Term shall automatically terminate the right of the Tenant to exercise its option to lease the Project Site in any subsequent Extended Term.

(c) All the terms and conditions of this Ground Lease shall be applicable to any Extended Term and the Rent payable by the Tenant for any Extended Term shall be in accordance with the provisions set forth in Section 4.

4. Rent.

4.1 Rent. Commencing upon the Ground Lease Commencement Date, the initial rent for the Project Site (“Rent”) shall be [***], payable in equal installments of [***] per month, adjusted upward every five (5) years thereafter during the Initial Term and during any Extended Term by a percentage equal to the greater of [***] or the CPI Percentage Increase (as defined below), but in no event to exceed an adjustment during any Adjustment Period (as defined below) of greater than [***]. The period of time from the Ground Lease Commencement Date through March 11, 2024, and each five (5) year period thereafter shall be defined herein as an “Adjustment Period.” Any upward adjustment based on a CPI Percentage Increase (as defined below) to any payment under this Ground Lease shall hereinafter be referred to as a “CPI Adjustment.” Such Rent will be due each month on the 1st day of the month and shall be payable by the 15th day of that month; provided however, that (i) the first payment of Rent shall be due on the Ground Lease Commencement Date and, if the Ground Lease Commencement Date is a date other than the first of the month, the first payment of Rent shall be in a prorated amount for the period of time between the Ground Lease Commencement Date and the next following first day of the month; and (ii) the first payment of Rent due upon the commencement of any new Adjustment Period will be owed and paid one month after the commencement of that Adjustment Period, in order to permit the Tenant to calculate the CPI Percentage Increase, as set forth below.

4.2 CPI Adjustment. If CPI Percentage Increase (as defined below) is more than [***] for the relevant Adjustment Period, then the Rent payable during that Adjustment Period shall be adjusted upward by a percentage equal to the CPI Percentage Increase (as defined below) applicable to such Adjustment Period, but not to exceed an adjustment during any Adjustment Period of greater than [***]. The term “Consumer Price Index” shall mean the unadjusted Consumer Price Index for All Urban Workers, U.S. City Average, All Items, 1982-84=100, calculated and published by the United States Department of Labor, Bureau of Labor Statistics. The “CPI Percentage Increase” shall mean,with respect to any Adjustment Period, [***]. For the avoidance of doubt, no CPI Adjustment shall be made to any payment due under this Ground Lease for any Adjustment Period if the result of such CPI Adjustment would be to (a) reduce the amount of such payment to an amount that is less than the amount of such payment due for the immediately preceding Adjustment Period or (b) to raise the amount of such payment to an amount that is greater than [***]. For illustrative purposes only, [***]. The CPI Percentage Increase for any Adjustment Period shall be calculated by the Tenant, and the Tenant shall deliver written notice to the Landlord describing such calculation in reasonable detail (a “CPI Notice”) no later than thirty (30) days after the commencement of any Adjustment Period. If the Landlord disagrees with the Tenant’s calculation of the CPI Percentage Increase, then the Landlord shall deliver to the Tenant written notice, describing the basis for such disagreement in reasonable detail (a “CPI Disagreement Notice”), not later than thirty (30) days after delivery of the CPI Notice. If the Landlord fails to deliver a CPI Disagreement Notice within thirty (30) days after delivery of any CPI Notice, then the Landlord shall be conclusively deemed to have agreed with the calculation of the CPI Percentage Increase set forth in such CPI Notice.

4.3 Due Date. Except as otherwise provided in this Ground Lease, all Rent payments shall be due in advance on the 1st calendar day of each month and payable by the 15th calendar day of each month during the entire term of this Ground Lease. If the 15th calendar day of a month falls on a day this is not a Business Day, then Rent shall be payable on the following Business Day.

4.4 Place of Payment. Except as otherwise provided herein, Rent shall be payable by check or wire transfer at the following address or via wire instructions set forth below, or to such other place as the Landlord may specify and the Tenant deem acceptable, as hereinafter provided, from time to time: [***], or in accordance with the following bank wire instructions.

Bank Name:

Bank Address:

Account Name:

Account No.:

Routing No.

5. Net Lease; Taxes and Utility Expenses.

5.1 Net Lease. This Ground Lease is a net lease and it is agreed and intended that the Tenant shall pay or cause to be paid all operating costs, if any, of every kind and nature whatsoever relating to the Project Site except as expressly otherwise provided in this Ground Lease.

5.2 Taxes and Utility Expenses.

(a) The Tenant shall pay or cause to be paid when due all charges for water and sewer rents, public utilities, and Governmental Approval fees applicable to the Facility during the term of this Ground Lease.

(b) The Tenant shall pay or cause to be paid when due any and all Property Taxes on or related to the Project Site during the term of this Ground Lease. The Landlord shall promptly provide all Property Tax bills to the Tenant when they become available. Upon the latter of (i) one (1) month after receipt of such Property Tax bill from the Landlord or (ii) the due date of any such Property Taxes, the Tenant shall provide the Landlord with reasonable written evidence from the Cameron Parish Tax Collector’s Office of the payment of such taxes or provide notice of any election by the Tenant to contest the same in good faith; provided that the Tenant has entered into appropriate deposit, bond, or obtained an order of a court of competent jurisdiction, or other steps to appropriately stay any lien or collection efforts in connection with such contest.

5.3 Utility Connections. The Tenant shall be responsible for obtaining, at its own cost, electricity, telephone, water, sewerage, gas, and other utility services to the Project Site; provided, however, the Landlord shall cooperate and facilitate at its cost the contracting of any easements, servitudes and/or rights of way, and grant easements, servitudes and rights of way in accordance with Section 2.3, as required by the Tenant for such utility connections and/or services.

6. Tenant and Landlord Improvements.

6.1 Landlord’s Improvements. “Landlord’s Improvements” are any and all improvements to the immovable property of the Project Site and any and all movable property in existence on the Project Site at the time of the Ground Lease Commencement Date. There are no Landlord’s Improvements.

6.2 Improvements by Tenant. The Tenant shall have the right to finance, construct, and install on the Project Site, the Facility and any Improvements during the Initial Term and/or any Extended Term as long as the changes, alterations and/or Improvements comply in conformity with Applicable Laws. The Tenant shall be permitted to make any changes, improvements or alterations to the Project Site, including without limitation the Facility and any Improvements to the Project Site, during the Initial Term and/or any Extended Term as long as the changes, alterations and/or Improvements comply with Applicable Laws. During the term of this Ground Lease, the Tenant has the right to make any changes, alterations, and/or improvements with respect to the Project as long as such changes, alterations, and/or improvements comply with Applicable Laws.

6.3 Governmental Approvals. The Landlord will cooperate and assist (and never oppose) the Tenant in obtaining any and all Governmental Approvals deemed necessary by the Tenant for the Facility and all other Improvements to the Project Site, including with respect to Governmental Approvals from the Federal Energy Regulatory Commission and the Department of Energy. The Landlord will hereafter continue to be obligated to execute appropriate documentation to waive its right to require wetlands mitigation to be completed on the Project Site or other real (immovable) property owned by the Landlord, in such form as necessary to allow the Tenant to complete such wetlands mitigation at locations other than other real (immovable) property owned by the Landlord.

6.4 Tenant’s Property. The Tenant’s Property shall at all times be and remain the sole property of the Tenant.

6.5 Maintenance of Improvements.

(a) Tenant’s Obligation to Maintain. During the Initial Term or any Extended Term, as applicable, the Tenant will keep in reasonably good state of repair the Facility, the Improvements, open areas, buildings, fixtures and building equipment that are brought or constructed or placed upon the Project Site by the Tenant, and the Tenant will, in its sole discretion and cost, repair such property as often as may be necessary in order to keep the Facility and Improvements in reasonably good repair and condition, except as set forth in Section 6.5(b).

(b) Landlord’s Obligation to Maintain. Except as otherwise provided in this Ground Lease, the Landlord has no obligation to maintain the Project Site, Improvements and/or Landlord’s Improvements (if any) during the Initial Term and/or any Extended Term. Except as described in Section 6.1, the Landlord agrees that there will be no such Landlord Improvements on the Project Site on and after the Ground Lease Commencement Date.

6.6 Signs. The Tenant shall be permitted to place reasonable signs and other means of identification of its business on the Project Site so long as the same comply with all Applicable Laws and any required Governmental Approvals.

7. Tenant’s Surrender of Project Site.

7.1 Surrender at End of Ground Lease. Subject to Section 6.4 and subject and subordinate to Section 23 and the rights of any Leasehold Lender under any Leasehold Mortgage, the Tenant shall and will on the last day of the Initial Term, or if extended, on the last day of the Extended Term hereof, surrender and deliver the Project Site to the Landlord, in good condition as is reasonably practicable (except as provided in Section 6.5 or Section 13), excepting normal wear and tear. If this Ground Lease is terminated for any reason or upon the expiration of the Initial Term and/or Extended Term (if extended) of this Ground Lease, the Tenant shall in good faith proceed with (i) any removal of the Facility and any and all Improvements and (ii) restoration, if any, of the Project Site to its condition prior to construction of the Facility and/or Improvements, in accordance with Applicable Laws. The Tenant shall have all access rights to the Project Site that are necessary to remove any and all of the Tenant’s Property, including the Facility and/or Improvements. The Tenant shall also comply as required by any federal regulations of the Federal Energy Regulatory Commission or any other federal authority with respect to the Facility on the Project Site.

7.2 Landlord Not Liable. On and after the Ground Lease Commencement Date the Tenant shall assume full dominion, control and responsibility for the Project Site, except to the extent specifically provided herein, to the extent provided under LSA – R.S. 9:3221. On and after the Ground Lease Commencement Date, the Landlord shall not be responsible for any loss or damage occurring to any real (immovable) or personal (movable) property owned, leased, or operated by the Tenant, its agents, or employees, prior to or subsequent to the termination of this Ground Lease, other than, to the extent permitted by law, for such loss or damage occurring as a result of the negligent conduct or the willful misconduct of the Landlord, its officers, representatives, agents, or employees or the Landlord’s misrepresentations or its breach of or default under this Ground Lease.

7.3 Holding Over. Except for a Removal Period, if the Tenant holds over after the expiration or termination of this Ground Lease, with or without the consent of the Landlord, such tenancy shall be from month-to-month only. Such month-to-month tenancy, whether with or without the Landlord’s consent, shall be subject to every other term, covenant, and agreement contained herein, and shall not constitute a renewal or extension of the term of this Ground Lease.

8. Use.

8.1 Permitted Uses; Compliance with Laws; Permits. The Tenant may use the Project Site for any and all uses desired by the Tenant in compliance with all Applicable Laws. The Tenant shall obtain and maintain, at its cost, all applicable Governmental Approvals for the construction and maintenance of the Facility, the Improvements and/or for the Tenant’s use or activities on the Project Site. The Tenant, at its cost, shall solely be responsible for complying with all Applicable Laws relative to the Project and security of the Project Site, including, but not limited to, the timely filing, implementation, and enforcement of any security plan required by Applicable Laws. Any fine or penalty imposed by any Governmental Authority solely caused by the failure of the Tenant to comply with this provision, including any fine or penalty imposed upon the Landlord as owner of the Project Site as solely caused by the failure of the Tenant to comply with this provision, shall be the sole responsibility of the Tenant, shall not be an Event of Default (as defined herein), and the Tenant shall indemnify and hold harmless the Landlord from the payment of any such fine or penalty, and the Tenant may pay any such fine or penalty, if any, to the Governmental Authority on behalf of the Landlord.

8.2 Use of Water Frontage. To the extent the Project Site is bordered by water frontage, the Tenant shall have any and all rights, including without limitation any and all riparian rights, to use any and all of any such water frontage and water bottom of the Project Site, including without limitation, the Landlord’s Improvements (if any) and the area between the water frontage of the Project Site to the Ship Channel and/or the area between the water frontage of the Project Site to Gulf of Mexico, for mooring of vessels and/or for any and all other uses allowed under Applicable Laws; and the Landlord shall not have the right to use the water frontage of the Project Site, including without limitation all aforementioned areas, for mooring of vessels or any other uses without the prior written consent of the Tenant. It is expressly understood that the Tenant’s consent shall be given or withheld in the Tenant’s sole discretion, and if granted, would be in accordance with any security plan of the Tenant.

8.3 Dirt Moving Activities; Permits; Timber.

(a) The Tenant may remove, add and/or move substantial amounts of muck, dirt, dredge spoil, fill and other materials from the Project Site, to the Project Site, and from portions of the Project Site to other portions of the Project Site, and the Tenant may be required by Applicable Laws to mitigate wetlands on portions of the Project Site and may do so in its discretion. The Tenant shall have the right to remove soil and spoil from, and to add fill to, the Project Site and to dredge the slip and turning basin and dredge and widen the Calcasieu Ship Channel, and deposit the dredge spoils on the Project Site (as allowed by Applicable Laws), in each case in connection with the excavation for, development, construction, installation, use, operation, maintenance, repair, expansion, optimization, alteration and/or removal of the Facility, and for the purpose of constructing, creating, expanding, operating and maintaining a marine terminal and ship turning basin. The Tenant shall, at its own expense, obtain any required permits and/or approvals from the United States Army Corps of Engineers (the “Corps”) and/or any other governmental agencies, and the Tenant shall comply with such permits and approvals. The Landlord will cooperate with and assist the Tenant in obtaining any necessary permits and Governmental Approvals from the Corps and any other Governmental Authority, at the Tenant’s discretion, for the Tenant’s use of the Project Site, including without limitation, for any Improvements, reclamation of lands, erosion control, attainment of spoil, easements/servitudes and/or rights of way; provided, that all costs associated with such efforts shall be the responsibility of the Tenant. Except only as provided in Section 8.3(b), the Tenant shall have all surface, subsurface and riparian rights, and the right and privilege of grading and draining the Project Site, and all other rights on and to the Project Site. Any activities of the Landlord and/or its lessees or assignees or any other party shall not adversely affect the Project Site or the Facility or interfere with the Tenant’s operations or rights under this Ground Lease in any way. Nothing herein is intended to preclude the Landlord from participating in pools or units created by consent or established by any regulatory body including the Louisiana Commissioner of Conservation. The Tenant may freely remove any timber which is standing or lying on the Project Site as the Tenant deems necessary for the Tenant’s intended use of the Project Site. Nothing herein is intended to grant, convey, or bestow to the Tenant any rights to or claims to any oil, gas, or mineral rights below the surface of the Project Site.

(b) To the extent the Landlord holds any rights to oil, gas, or other minerals (“Minerals”) in the Project Site, the Landlord waives any and all rights of the Landlord or its lessees or assignees to use the surface of the Project Site to explore for, drill for, access, extract, mine, exploit or otherwise make use of such Minerals, during the term of this Ground Lease, and the Landlord and/or its lessees or assigns shall only exercise any such rights to such Minerals via directional drilling or other means consistent with the terms and conditions of this Section 8.3(b) (“Surface Waiver”). If any third party holds any rights in such Minerals, the Landlord shall obtain a legal and binding written Surface Waiver from such third party, for the benefit of the Tenant and shall promptly provide a copy of such Surface Waiver to the Tenant. Any directional drilling or other subsurface Mineral activities of the Landlord and/or its lessees or assignees or any other party shall take place at a depth of not less than the greater of 2500 feet or such other depth as may be determined or set by the Federal Energy Regulatory Commission below the surface and shall not adversely affect the lateral or subjacent support of the Facility or interfere with the Tenant’s operations or rights under this Ground Lease in any way.

8.4 Crossing. The Landlord shall assist the Tenant in the Tenant’s efforts to develop, at the Tenant’s cost, any roads and/or crossings or other Improvements across the Project Site and boundary lines of the Project Site to the adjacent land, including relocation of utilities, providing culverts for storm water drainage, and any other Improvements. The Tenant or others, excluding the Landlord, will pay the cost to relocate or modify the infrastructure for these roads and/or crossings and/or other Improvements.

8.5 Pipelines; Rights of Way. If at any time the Tenant notifies the Landlord that the Project requires an off-Project Site pipeline and/or pipeline servitude for the development of the Project at the Project Site, the Landlord shall grant (with respect to its own real (immovable) property), or use its best efforts to cause the applicable landowners and Governmental Authorities to grant, the pertinent approvals to achieve the pipeline and/or pipeline right of way.

9. Indemnification.

9.1 Tenant’s General Agreement to Indemnify. The Tenant releases the Landlord, its officers, representatives, employees, agents, successors and assigns (individually and collectively, the “Landlord Indemnitee”) from, assumes any and all liability for, and agrees to indemnify the Landlord Indemnitee against, all claims, liabilities, obligations, damages, penalties, litigation, costs, charges, and expenses (including, without limitation, reasonable attorney’s fees, witness fees, engineers’ fees, architects’ fees, and the costs and expenses of appellate action, if any), imposed on, incurred by or asserted against any Landlord Indemnitee arising out of (i) the use or occupancy of the Project Site by the Tenant, its officers, representatives, agents, and employees, (ii) the construction or operation of the Project by the Tenant, its officers, representatives, agents, and employees, (iii) any claim arising out of the use, occupancy, construction or operation of the Project Site by the Tenant, its officers, representatives, agents, and employees, and (iv) activities on or about the Project Site by the Tenant, its officers, representatives, agents, and employees, of any nature, whether foreseen or unforeseen, ordinary, or extraordinary, in connection with the construction, use, occupancy, operation, maintenance, or repair of the Facility, the Improvements, or the Project Site by the Tenant, its officers, representatives, agents, and employees; provided, however, that any such claim, liability, obligation, damage or penalty arising as a result of the negligence or willful misconduct of any Landlord Indemnitee shall be excluded from this indemnity. Any and all claims brought under the authority of or with respect to any Environmental Law or concerning environmental matters or Hazardous Substances shall be solely covered by Sections 9.2 and 9.4 and not this Section 9.1.

9.2 Tenant’s Environmental Indemnification. For purposes of the Tenant’s indemnification obligations, the Tenant agrees that it will comply with all Environmental Laws applicable to the Tenant, including without limitation, those applicable to the use, storage, and handling of Hazardous Substances in, on, or about the Project Site. The Tenant agrees to indemnify and hold harmless the Landlord Indemnitee against and in respect of any and all damages, claims, losses, liabilities, and expenses (including, without limitation, reasonable attorney, accounting, consulting, engineering, and other fees and expenses), which may be imposed upon, incurred by, or assessed against the Landlord Indemnitee by any other Person (including, without limitation, a Governmental Authority), arising out of, in connection with, or relating to the subject matter of: (i) the Tenant’s breach of the covenant set forth above in this Section 9.2 or (ii) any discharge or release of Hazardous Substances on the Project Site or any violation of any Environmental Law with respect to the Project Site, in each case to the extent first occurring after the Ground Lease Commencement Date and caused by the Tenant’s construction, operations, and maintenance activities or facilities and not caused by the Landlord’s Activities or Landlord’s Improvements.

9.3 Landlord’s General Agreement to Indemnify. The Landlord releases the Tenant, its officers, representatives, employees, contractors, Financing Parties, agents, successors and assigns, (individually and collectively, the “Tenant Indemnitee”) from, assumes any and all liability for, and agrees to indemnify the Tenant Indemnitee against, all claims, liabilities, obligations, damages, penalties, litigation, costs, charges, and expenses (including, without limitation, reasonable attorney’s fees, engineers’ fees, architects’ fees, and the costs and expenses of appellate action, if any), imposed on, incurred by or asserted against any Tenant Indemnitee arising out of (i) the Landlord’s Activities or any use or occupancy of the Project Site by the Landlord, its officers, representatives, agents, and employees, (ii) any claim arising out of the use, occupancy, construction or operation of the Project Site by the Landlord, its officers, representatives, agents, and employees, and (iii) activities on or about the Project Site by the Landlord, its officers, representatives, agents, and employees, of any nature, whether foreseen or unforeseen, ordinary, or extraordinary, in connection with this Ground Lease; provided, however, that any such claim, liability, obligation, damage or penalty arising as a result of the negligence or willful misconduct of any Tenant Indemnitee shall be excluded from this indemnity. This Section 9.3 shall include within its scope but not be limited to any and all claims or actions for wrongful death, but any and all claims brought under the authority of or with respect to any Environmental Law or concerning environmental matters or Hazardous Substances shall be solely covered by Section 9.4 and not this Section 9.3.

9.4 Landlord’s Environmental Indemnification.

(a) For purposes of the Landlord’s indemnification obligations, the Landlord agrees that it will comply with all Environmental Laws applicable to the Landlord, including without limitation, those applicable to the use, storage, and handling of Hazardous Substances in, on, or about the Project Site. The Landlord agrees to indemnify and hold harmless the Tenant Indemnitee against and in respect of any and all damages, claims, losses, liabilities, and expenses (including, without limitation, reasonable attorneys, accounting, consulting, engineering, and other fees and expenses), which may be imposed upon, incurred by, or assessed against the Tenant Indemnitee by any other Person (including, without limitation, a Governmental Authority), arising out of, in connection with, or relating to the subject matter of: (i) the presence, discharge or release of Hazardous Substances, including all claims or alleged claims by any Governmental Authority or other Person for penalties, damages or injunctive relief or for the abatement of a nuisance related to the presence, discharge or release of Hazardous Substances, or (ii) any actual or alleged violation of Environmental Laws, in the case of each of subclauses (i) and (ii), where the presence, discharge or release of such Hazardous Substances or violation of Environmental Law arises or occurs (1) at, on or from the Project Site on or prior to the Ground Lease Commencement Date or (2) at, on or from the Project Site or any other site as a result of or relating to the Landlord’s Activities or facilities or Landlord’s Improvements, whether before, on or after the Ground Lease Commencement Date, or (iii) the Landlord’s breach of the covenant set forth above in this Section 9.4 or (iv) any environmental condition of contamination on the Project Site or any violation of any Environmental Law with respect to the Project Site to the extent occurring after the Ground Lease Commencement Date and caused by the Landlord’s Activities or facilities.

(b) If Hazardous Substances become present or are discharged onto the Project Site as a result of the Landlord’s Activities or otherwise exist at the Project Site on or prior to the Ground Lease Commencement Date, the Tenant shall so notify the Landlord in writing as soon as practicable after the Tenant’s discovery thereof. Except with respect to Hazardous Substances that become present or are discharged onto the Project Site as a result of the Landlord’s Activities, such discovery and notice to the Landlord must occur within the Initial Term of this Ground Lease for the Landlord to have any obligation to perform any Corrective Measures (as hereinafter defined). Except as provided in the following sentence, upon receipt of such notice from the Tenant, the Landlord shall have a reasonable period of time to undertake, at its own expense, but subject to a limit of $5,000,000, such corrective measures as are necessary to remove such Hazardous Substances and to remediate such presence or discharge as required by applicable Environmental Laws or the requirements of the appropriate Governmental Authority (“Corrective Measures”), except that such Corrective Measures shall not unreasonably interfere with the construction, operation or maintenance of the Facility and/or interfere the Improvements by Tenant. At its discretion, upon written notice to the Landlord, the Tenant shall have the right to undertake such Corrective Measures and the Landlord shall reimburse the Tenant up to a total amount of $5,000,000 (or Tenant may offset against Rent) for its reasonable and necessary documented costs therefor within thirty (30) days after receipt of an invoice by the Landlord (including any costs associated with the work stoppage or interference with the ability of any Facility Contractor to perform its respective obligations under the Facility Contracts (including mobilization and de-mobilization costs, suspension costs, storage costs, rescheduling penalties, and all other direct and indirect costs incurred by the Tenant or any Facility Contractor (and its respective subcontractors) as a result of any delay caused by such Corrective Measures)). The Party not controlling the Corrective Measures under this Section 9.4(b) shall have a reasonable right of participation in the Corrective Measures, consisting of the right to (i) receive copies of material reports, work plans and correspondence relating to the Corrective Measures, (ii) the right to review and comment on draft reports and work plans (and all prompt and reasonable comments shall be considered and addressed by the controlling Party in good faith), and (iii) advance notice of and the right to attend and participate in meetings with Governmental Authorities. This Section 9.4(b) shall not supersede or diminish the provisions or the Landlord’s obligations under Section 9.4(a).

9.5 Survival of Indemnities. The foregoing indemnities shall survive the Initial Term, any Extended Term, and any Removal Period, and shall be in addition to any of the Landlord’s or the Tenant’s obligations for breach of a representation or warranty.

10. Insurance.

10.1 Tenant Insurance. The Tenant shall carry or cause to be carried commercial general liability insurance with respect to the Project Site and the uses and activities of the Tenant thereon with minimum limits of [***]. The Tenant may elect to be self-insured in amounts greater than those minimum limits. In the event the Tenant procures commercial general liability insurance, the Landlord will be named as an additional insured.

10.2 Landlord Insurance. The Landlord may carry or cause to be carried relevant liability insurance with respect to the Project Site and/or any activities of the Landlord with respect to the Project Site in its reasonable business discretion. The Landlord may elect to be self-insured.

11. Liens and Landlord’s Mortgages.

11.1 Prohibition of Liens and Mortgages. The Landlord shall not create or permit to be created or to remain in connection with the Project Site, the Facility, the Improvements or the Landlord’s Improvements thereon, any Liens against any property interest of the Landlord and/or against any of Tenant’s Property or leasehold interest of the Tenant, and the Landlord or the Tenant (as applicable) shall discharge any Lien (levied on account of any mechanics’, laborers’, or materialmen’s lien or security agreement) which might be or become a Lien upon the Project Site or upon the Landlord’s interest in the Project Site or upon the Tenant’s interest in its leasehold of the Project Site, in accordance with Section 11.2.

11.2 Discharge of Liens.

(a) If any mechanics’, laborers’, or materialmen’s lien shall at any time be filed against the Project Site or any part thereof in connection with the Facility, the Improvements or the Landlord’s Improvements due to activities of the Landlord, the Landlord shall be the responsible Party and shall within thirty (30) days after notice of the filing thereof, shall elect to contest the same or cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If any mechanics’, laborers’, or materialmen’s lien shall at any time be filed against the Project Site or any part thereof in connection with the Facility, the Improvements or the Landlord’s Improvements due to activities of the Tenant, the Tenant shall be the responsible Party and shall within thirty (30) days after notice of the filing thereof, shall elect to contest the same or cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise.

(b) If the responsible Party does not contest such Lien and shall fail to cause such Lien to be discharged within the period aforesaid, then in addition to any other right or remedy of the non-responsible Party hereunder, the non-responsible Party may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such Lien by deposit or by bonding proceedings. Any amount so paid by the non-responsible Party and all costs and expenses incurred by the non-responsible Party in connection therewith, including reasonable attorneys’ fees together with interest thereon at one percent (1%) per annum above the Wall Street Journal Prime Rate of interest published from time to time in the Wall Street Journal, from the respective dates of the non-responsible Party’s making of the payment or incurring of the cost and expense, shall constitute either additional rent payable by the Tenant under this Ground Lease or an offset against Rent payable by the Tenant under this Ground Lease, and shall be either (as applicable) paid by the Tenant to the Landlord within fifteen (15) days of written demand therefor or offset against any Rent due after notice to the Landlord.

11.3 Satisfaction of Liabilities. The Tenant shall have the right but not the obligation to pay for the Landlord’s liabilities, obligations, responsibilities and/or debts associated with the Project Site, including without limitation, any liabilities, obligations and/or debts owed to laborers, vendors, brokers, materialmen, and other service providers, and then offset against the Rent any such amount(s) paid by the Tenant.

12. Entry on Premises by Landlord, Etc.

The Landlord and its representatives shall have no right to enter the Project Site, except as specifically authorized from time to time in advance in writing by the Tenant after written notice to the Tenant of such request by the Landlord; and such authorization shall be in the Tenant’s sole discretion, and if/when granted by the Tenant, the Landlord and its representatives shall be required to adhere to any confidentiality, health, safety, security, insurance and/or operating rules and procedures of the Tenant. Such entry on the Project Site shall be accompanied by a Tenant representative at all times. If, for any reason, the Tenant deems it is unsafe or outside the bounds of contractual agreements for the Landlord to be near or within the bounds of certain operating equipment, the Tenant will instruct the Landlord of such safety or operating conditions such that access to certain sections of the Project Site will be restricted.

13. Destruction by Fire or Other Casualty.

If the Facility or any Improvements erected on the Project Site shall be destroyed or so damaged by fire or any other casualty whatsoever, not due to the willful misconduct of the Tenant, where repair or restoration cannot be reasonably accomplished within three hundred and sixty (360) days of the date of such fire or casualty, the Tenant, by written notice to the Landlord, from an authorized representative of the Tenant, may, at its election, decide not to restore nor reconstruct the Facility or the Improvements. In the event that the Tenant so decides not to restore or reconstruct the Facility or the Improvements, the Tenant shall notify the Landlord thereof in writing and shall proceed with due diligence to demolish and remove any ruins or rubble remaining on the Project Site at the Tenant’s sole cost and expense.

14. Assignment; Subleasing; Right of First Refusal.

14.1 Restrictions on Landlord. The Landlord shall not assign this Ground Lease or sell the Project Site, in whole or in part, (including without limitation by transfer of control or otherwise) without the prior written consent of the Tenant. This Ground Lease shall inure to the benefit of and shall be binding upon the Landlord’s permitted assigns.

14.2 Restrictions on Tenant. Subject to the provisions of Section 23, the Tenant shall not assign this Ground Lease, in whole or in part, without the consent of the Landlord, which consent shall not be unreasonably withheld, delayed, or conditioned. The Tenant shall give the Landlord at least thirty (30) days prior written notice of any proposed assignment, together with a copy of the proposed assignment. In addition, the Landlord acknowledges and agrees that no approval or consent of the Landlord shall be required in connection with any assignment of this Ground Lease by the Tenant (i) for security purposes for any financing, including to a Leasehold Lender, (ii) to a Leasehold Lender or any purchaser upon a foreclosure of a Leasehold Mortgage or transferee upon a transfer in lieu of foreclosure (dation en paiement) pursuant to a Leasehold Mortgage, (iii) to any Affiliate or member of the Tenant, (iv) to any entity resulting from a merger, non-bankruptcy reorganization or consolidation with the Tenant, or (v) to any entity resulting from a merger or acquisition of the membership interest or assets of the Tenant so long as the surviving entity is fully responsible for all of the obligations of the Tenant hereunder. The Tenant shall not sublease all or any portion of the Project Site without the consent of the Landlord, which consent shall not be unreasonably withheld, delayed or conditioned.

14.3 Right of First Refusal. During the Initial Term or any Extended Term of this Ground Lease, the Landlord may not transfer a portion of the Project Site and may only transfer the entire Project Site through a bona fide sale in exchange for a sum certain of money. If the Landlord, during the Initial Term or any Extended Term of this Ground Lease, makes a bona fide offer to sell or receives a bona fide offer from a third party to buy or acquire (individually and collectively a “Bona Fide Offer”) all or any portion of the Project Site separately or as a part of a larger parcel of which the Project Site is a part, the Landlord will promptly, within ten (10) Business Days of such making or receipt, give written notice to the Tenant of the terms of the Bona Fide Offer made or received, including the cash price attributable to the Project Site. If the sale is a tract of which the Project Site is a part, then the cash price attributable to the Project Site will be that part of the cash price multiplied times a fraction, the denominator of which is the total number of acres in the Project Site and the numerator of which is the total number of acres in the larger tract to be sold. The notice shall also state the other terms and conditions of the proposed sale and the Landlord’s willingness to sell for that cash price and on those terms. Upon receiving the notice, the Tenant may exercise the right, in the manner specified below, to purchase either the property described in the Bona Fide Offer or the Project Site (or part thereof) at the lower of: (i) the stated cash price in the Bona Fide Offer or (ii) Fair Market Value, which shall not include any value of the Ground Lease, the Facility, the Improvements and/or Landlord’s Improvements in the determination of the Fair Market Value, pursuant to the process described in Sections 14.3 through 14.6. This Section 14.3 does not apply to transfers pursuant to successions or donations executed in accordance with Louisiana law.

14.4 Exercise of Right of First Refusal. If the Tenant elects to purchase the property or Project Site described in the Bona Fide Offer under the provisions of Section 14.3, or if the Tenant elects to seek the Fair Market Value under the provisions of Section 14.3, the Tenant must notify the Landlord of such election, doing so in writing delivered to the Landlord within thirty (30) Business Days after the date of the Landlord’s written notice to the Tenant of the Bona Fide Offer. If the Tenant elects to refuse the Bona Fide Offer, the Tenant need take no action whatsoever; further, if the Tenant fails to deliver to the Landlord a notice of the Tenant’s election within the time required for such notice, the Tenant will be deemed to have refused the Bona Fide Offer. If the Tenant refuses, or is deemed to have refused, the Bona Fide Offer, the Landlord is free to sell the property pursuant to the Bona Fide Offer subject to this Ground Lease, any New Lease and any Non-Disturbance Agreement, and continuation of the leasehold interest created by this Ground Lease and any New Lease.

14.5 Fair Market Valuation. If the Tenant elects to seek the Fair Market Value under the provisions of Section 14.3, then the Tenant shall notify the Landlord of the Tenant’s proposed Fair Market Value for the property or the Project Site, as the case may be. Thereafter, for a period of thirty (30) days following such notice the Parties shall in good faith attempt to agree upon the Fair Market Value. If the Parties do not agree upon the Fair Market Value within such thirty (30) days, each of the Parties shall within the next thirty (30) days appoint a qualified appraiser to appraise the Fair Market Value (the “First Appraiser” and the “Second Appraiser”) by notice to the other Party. If the Second Appraiser is not timely designated, the determination of the Fair Market Value shall be made solely by the First Appraiser. The First Appraiser, or each of the First Appraiser and the Second Appraiser if the Second Appraiser is timely designated, shall submit its determination of the Fair Market Value to the Parties within thirty (30) days of the date of its selection (or the selection of the Second Appraiser, as applicable). If there are two (2) appraisers and their respective determinations of the Fair Market Value vary by less than ten percent (10%) of the higher determination, the Fair Market Value shall be the average of the two determinations. If such determinations vary by ten percent (10%) or more of the higher determination, the two appraisers shall promptly designate a third appraiser (the “Third Appraiser”). Neither the Tenant nor the Landlord shall provide, and the First Appraiser and Second Appraiser shall be instructed not to provide, any information to the Third Appraiser as to the determinations of the First Appraiser and the Second Appraiser or otherwise influence such Third Appraiser’s determination in any way. The Third Appraiser shall submit its determination of the Fair Market Value to the Parties within thirty (30) days of the date of its selection. The Fair Market Value shall be equal to the average of the two closest of the three determinations. The determination of the Fair Market in accordance with the foregoing procedure shall be final and binding on the Parties. If any appraiser is only able to provide a range in which Fair Market Value would exist, the average of the highest and lowest value in such range shall be deemed to be such appraiser’s determination of the Fair Market Value. Each appraiser selected pursuant to the provisions of this Section 14.5 shall be a qualified Person with prior experience in appraising industrial lands in south Louisiana and that is not an interested Person with respect to either Party or such Party’s Affiliates. If the Tenant has invoked this process and when the Fair Market Value has been determined, then the Tenant must notify the

Landlord in writing within thirty (30) days that the Tenant elects to purchase the property or Project Site at the lower of either the Fair Market Value determined or the Bona Fide Offer; and if the Tenant fails to notify the Landlord within this thirty (30) day period, then the Landlord is free to sell the property or Project Site pursuant to the Bona Fide Offer subject to this Ground Lease and continuation of the leasehold interest created by this Ground Lease.

14.6 Continuation of Right. If for any reason the Project Site is not sold by the Landlord following a Bona Fide Offer from a third party, the right of first refusal granted and described in the preceding Sections 14.1 through 14.5 shall continue in full force and effect, on the same terms and conditions.

15. Events of Default of Tenant.

15.1 Event of Default. If any one or more of the following events shall happen and not be remedied as herein provided an “Event of Default” shall be deemed to have occurred:

(a) Breach of Rent Covenant. If the Tenant fails to timely pay Rent as provided in Section 4, and such failure shall continue for a period of fifteen (15) days after written notice thereof from the Landlord to the Tenant.

(b) Breach of Other Covenant. If default shall be made by the Tenant in the performance of or compliance with any of the covenants, agreements, terms, or conditions contained in this Ground Lease, other than those referred to in Section 15.1(a), and such default shall continue for a period of sixty (60) days after written notice thereof from the Landlord to the Tenant specifying the nature of such default and the acts required to cure the same, or, in the case of a default or a contingency which cannot with due diligence be cured within such period of sixty (60) days, the Tenant fails to proceed with due diligence within such period of sixty (60) days, to commence cure of the same and thereafter to prosecute the curing of such default with due diligence (it being intended that in connection with a default not susceptible of being cured with due diligence within sixty (60) days that the time of the Tenant within which to cure same shall be extended for such period as may be necessary to complete the same with all due diligence). Casualty occurring at the Project Site or discharge from the Project Site shall not constitute an Event of Default.

15.2 Landlord’s Remedies; Cure.

(a) Landlord’s Right to Damages; Termination. Subject to the rights and remedies of Leasehold Lender in Section 23, upon the occurrence of an Event of Default, the Landlord shall give written notice of Event of Default to the Tenant stating specifically the grounds for the Event of Default and the damages thereby reasonably anticipated or incurred by the Landlord in connection with the Event of Default, and the rights of the Tenant under this Ground Lease, the Tenant shall be liable for such reasonable damages unless such Event of Default is reasonably remedied in a timely manner and all undisputed arrears of Rent, and all other undisputed amounts payable by the Tenant under this Ground Lease, in each case within sixty (60) days from the date of such notice of Event of Default, together with interest thereon at the rate provided by law for judicial interest from the time when the same became due and payable, and all costs and expenses reasonably incurred by or on behalf of the Landlord as a result of the Event of Default, including reasonable attorneys’ fees, shall have been fully and promptly paid by the Tenant to the Landlord and all other defaults shall have been reasonably cured and made good or cured to the reasonable satisfaction of the Landlord, in either of which events the consequences of such Event of Default shall be deemed to be annulled. Written notice of an Event of Default under this Section 15.2(a) is not effective and is not valid if the Landlord does not give prior written notice to the Tenant pursuant to Section 15.1.

(b) Landlord’s Right to Cure Tenant’s Event of Default. Upon the occurrence of an Event of Default of the Tenant which is not cured or having commenced curing by the Tenant within sixty (60) days as provided in Section 15.2(b), then, subject to the prior written consent of any Leasehold Lender under Section 23, the Landlord may take whatever actions as are reasonably necessary to cure such Event of Default, including the hiring of attorneys, contractors, consultants, architects, engineers, laborers, or others to cure the Event of Default. The Tenant shall be responsible for all costs, including attorney’s fees and the fees of other professionals, reasonably incurred by the Landlord pursuant to this Section 15.2(b) and such costs shall be billed to the Tenant in addition to any and all Rent due hereunder; and the Tenant shall pay all such additional costs and charges within thirty (30) days after billing by the Landlord.

15.3 Taking of Possession. Upon any expiration or termination of this Ground Lease, and subject to Section 7.1, (i) the Tenant shall quit and peacefully surrender the Project Site to the Landlord, without any payment therefor by the Landlord, and the Landlord may, at that time, without further notice, enter upon and re-enter the Project Site and may have, hold, and enjoy the Project Site; and (ii) all obligations of the Tenant hereunder for additional rent or any portion thereof arising or accruing with respect to any period prior to such termination and any obligations of the Tenant under the indemnification provisions hereof arising or accruing with respect to any period prior to such termination hereof, in each case without regard to whether such matter is first noticed to the Landlord prior to or subsequent to such termination, shall survive the termination hereof. In the event of any termination, the Landlord shall be under a duty to seek a successor tenant. If the Landlord obtains a successor tenant during what would have been the remainder of the term of this Ground Lease, the Tenant shall receive a credit for rentals collected from said successor tenant for the remaining term of this Ground Lease. If no successor tenant is obtained, the Tenant shall be liable for Rent obligations otherwise provided for in this Ground Lease.

15.4 Agent for Service. The Tenant shall maintain a registered agent of the Tenant for service of process, which agent will be located within the State of Louisiana. The Tenant shall maintain the name and address of such agent with the Louisiana Secretary of State. If the Tenant shall fail to maintain such a registered agent with the Louisiana Secretary of State within the State of Louisiana, service of process may be accomplished by public posting on the Project Site in the same manner and for the same period as provided in Louisiana statutes, with written notice becoming effective at the time of posting.

16. Events of Default of the Landlord.

16.1 Landlord’s Event of Default; Right to Cure. Any failure of the Landlord to perform and/or to comply with any of its obligations, covenants, agreements, terms, or conditions contained in this Ground Lease shall constitute a “Landlord’s Event of Default” hereunder. The Landlord shall have sixty (60) days after notice by the Tenant to the Landlord of Landlord’s Event of Default to fully cure Landlord’s Event of Default.

16.2 Tenant’s Remedies; Cure. In the event of a Landlord’s Event of Default that is not fully cured under Section 16.1, in addition to all other remedies available to the Tenant, the Tenant may cancel this Ground Lease by written notice to the Landlord. All obligations of the Landlord hereunder arising or accruing with respect to any period prior to such termination and any obligations of the Landlord under the indemnification provisions hereof arising or accruing with respect to any period prior to such termination hereof, in each case without regard to whether such matter is first noticed to the Landlord prior to or subsequent to such termination, shall survive the termination hereof, and shall be immediately payable to the Tenant. The Tenant shall have the right, with or without canceling this Ground Lease, to specific performance and to recover damages caused by a Landlord’s Event of Default that is not fully cured under Section 16.1.

16.3 Tenant’s Right to Cure Landlord’s Event of Default. Upon the occurrence of a Landlord’s Event of Default, the Tenant may take whatever actions as are reasonably necessary to cure such Landlord’s Event of Default, including the hiring of attorneys, contractors, consultants, architects, engineers, laborers, or others, purchasing the required goods or services and procuring necessary insurance. The Landlord shall be responsible for all costs including attorneys’ fees and the fees of other professionals, reasonably incurred by the Tenant pursuant to this Section 16.3 and such costs shall be billed to the Landlord. The Landlord shall pay all such additional costs and charges within thirty (30) days after billing by the Tenant, and/or the Tenant may offset such additional costs and charges against Rent due.

17. Mutual Obligations.

17.1 Late Charges; Interest. If any Rent or other sum is not paid when due and payable under this Ground Lease, and if such delinquency continues for a period of ten (10) days after receipt of written notice, such sum shall bear a late charge equal to one percent (1.0%) of the amount thereof, the Parties recognizing and agreeing that such charge represents a reasonable approximation of the additional administrative costs and expenses which are likely to be incurred by the non-defaulting Party. Additionally, any judgment rendered therefor shall bear interest from the date originally due to the date of collection at the rate prescribed by law as legal interest.

17.2 Obligations to Mitigate Damages. Both the Landlord and the Tenant shall have the obligation to take reasonable steps to mitigate their damages caused by any default under this Ground Lease.

17.3 Failure to Enforce Not a Waiver. No failure by either Party to insist upon the strict performance of any covenant, agreement, term, or condition of this Ground Lease or to exercise any right or remedy arising upon the breach thereof, and no acceptance by the Landlord of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach of such covenant, agreement, term, or condition. No covenant, agreement, term, or condition of this Ground Lease to be performed or complied with by either Party and no breach thereof shall be waived, altered, or modified except by a written instrument executed by both Parties. No waiver of any breach shall affect or alter this Ground Lease, but each and every covenant, agreement, term, or condition of this Ground Lease shall continue in full force and effect with respect to any other then existing or subsequent breach hereof.

17.4 Rights Cumulative. Except as provided herein, each right and remedy of the Parties provided in this Ground Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Ground Lease or now or thereafter existing at law or in equity or by statute or otherwise (excluding, however, specific performance against the Tenant) and the exercise or beginning of the exercise by the Parties of any one or more of such rights or remedies provided for in this Ground Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Parties of any or all other such rights or remedies provided for in this Ground Lease or now or hereafter existing at law or in equity or by statute or otherwise.

18. Notices.

18.1 Addresses. All notices, demands, and requests which may or are required to be given hereunder shall be in writing, delivered by personal service, or shall be sent by United States registered or certified mail, return receipt and signature requested, postage prepaid, to the Parties at the following numbers and addresses:

To the Tenant:	Venture Global Calcasieu Pass, LLC
c/o Venture Global LNG, Inc.
1001 19th Street North
Suite 1500
Arlington, VA 22209
Attention: General Counsel
Telephone: [***]
Email: [***]

With a copy to:	[***]
Norman Business Law Center
145 East Street
Lake Charles, LA 70601
Telephone: [***]
Email: [***]

To the Landlord:	Henry Venture, LLC
2837 West Sale Road
Lake Charles, LA 70605
Attention: [***]
Telephone: [***]
Facsimile:
Email: [***]

With a copy to:	Stockwell, Sievert, Viccellio, Clements &
Shaddock, LLP
P.O. Box 2900
Lake Charles, LA 70602-2900
Attention: [***]
Email: [***]

or to such other numbers or addresses as either above designated recipients may from time to time designate by written notice to the other designated recipient hereto at least fifteen (15) days in advance of an effective date stated therein.

18.2 When Deemed Delivered. Notices, demands, and requests which may or shall be served in accordance with Section 18.1 shall be deemed sufficiently served or given for all purposes hereunder at the earlier of (i) the time such notice, demand, or request shall be received by the addressee, or (ii) four (4) days after posting via United States registered or certified mail, return receipt and signature requested, postage prepaid.

19. Quiet Enjoyment; Title.

19.1 Quiet Enjoyment. The Landlord warrants to the Tenant the peaceable possession of the Project Site and warrants to the Tenant that the Tenant shall quietly have and enjoy the Project Site during the Initial Term, any Extended Term and any Removal Period of this Ground Lease without hindrance or molestation by the Landlord or any Person or Persons claiming by, under and/or through the Landlord. This Ground Lease shall be construed as a covenant running with the land. As long as this Ground Lease is in effect, the Landlord and any Affiliate of the Landlord shall only allow compatible use of the remainder of their property adjacent to the Project Site and will not create or allow the creation of a visual, olfactory or auditory nuisance on said remainder of their property.

19.2 Landlord’s Title. The Landlord covenants, represents and warrants as a condition of this Ground Lease that: (i) it is the sole owner of good title to all of the Project Site; (ii) the Project Site is subject to no Liens, privileges, encumbrances, defects in title, servitudes, easements, restrictions, dedications, leases, mineral leases, reservations or other exceptions to title; (iii) during the term hereof it shall not encumber the Project Site; (iv) it is authorized to make this Ground Lease for the term hereof; (v) the provisions of this Ground Lease do not and will not conflict with or violate any of the provisions of existing agreements between the Landlord and any third party; and (vi) the Landlord will deliver the Project Site free of all tenants and occupants and claims thereto. The Landlord has furnished to the Tenant’s counsel a complete and up-to-date abstract of title at the Landlord’s sole expense, prior to the execution of this Ground Lease.

20. Eminent Domain.

20.1 Complete Condemnation. If, during the term hereof, the whole of the Project Site shall be taken under the power of eminent domain (or in lieu of a taking by a person or entity authorized to exercise such power, condemnation or taking, or under threat of exercise of such power, condemnation or taking) by any public or private authority, then this Ground Lease and the term hereof shall cease and terminate as of the date of such taking; provided that the Tenant shall share in the condemnation award as provided herein. The Tenant may continue to occupy the Project Site, subject to the terms of this Ground Lease, for all or such part of the period between the date of such taking and the date when possession of the Project Site shall be taken by the taking authority, and any unearned Rent or other charges, if any, paid in advance, shall be refunded to the Tenant. If required, the Tenant shall procure from the applicable Governmental Authority, at the Tenant’s sole cost and expense, all necessary consents and authorizations to continue to occupy the Project Site from and after the date of such taking.

20.2 Partial Condemnation. If, during the term hereof, any public or private authority shall, under the power of eminent domain (or in lieu of a taking by a person or entity authorized to exercise such power, condemnation or taking, or under threat of exercise of such power, condemnation or taking), makes a taking resulting in the reduction of the surface area of the Project Site by fifteen percent (15%) or more, or of fifteen percent (15%) or more of the value of the Facility, the Improvements or the Landlord’s Improvements, or resulting in material interference to the Project or the Tenant’s ability to use in a commercially reasonable manner the remainder of the Project Site, the Facility, the Improvements or Landlord’s Improvements for the purposes contemplated hereby, then the Tenant may, at its election, terminate this Ground Lease by giving the Landlord notice of the exercise of its election within one-hundred twenty (120) days of the date of notice to the Tenant of such taking. In the event of termination by the Tenant under this Section 20.2, the term hereof shall cease and terminate as of the last day of the calendar month in which such notice of exercise of its election to terminate has been given, and any unearned Rent or other charges, if any, paid in advance, shall be refunded to the Tenant, and the Tenant shall share in the condemnation award as provided herein.

20.3 Rent Adjustment. In the event that the Tenant does not elect to terminate this Ground Lease pursuant to Section 20.2, then this Ground Lease and the term hereof shall continue in full force and effect, and the Rent shall be adjusted pro-rata in accordance with the land area of the property actually taken by the condemning authority.

20.4 Allocation of Award. Subject to Section 23.8, in the event of a complete taking pursuant to Section 20.1, the Tenant will be entitled to receive the portion of the condemnation award (or settlement) attributable to (i) the value of the Facility and Improvements and Landlord’s Improvements, and fixtures and other property located on the Project Site so taken, plus (ii) without duplication with clause (i) above, the value of the leasehold estate and leasehold advantage in the portion of the Project Site so taken, plus (iii) other compensation or benefits paid as a consequence of the interruption of the Tenant’s business and the other costs and expenses incurred by the Tenant as a consequence of such taking (if any such compensation or benefits are paid by the applicable taking authority) and the Landlord shall be entitled to recover that portion of the condemnation award (or settlement) fairly attributable to the value of the land taken. In the event Tenant’s Property, the Improvements or the Facility are not taken, the Tenant shall not be entitled to any portion of the award, and in the event none of the Landlord’s Property is taken, the Landlord shall not be entitled to any portion of the award, unless the Tenant elects to terminate this Ground Lease pursuant to Section 20.2, in which event the award or settlement shall be allocated as provided in the next sentence. In the event of a partial taking of the Improvements, Tenant’s Property and/or the Facility not resulting in a termination of this Ground Lease pursuant to Section 20.2, the entire award or settlement shall be paid to the Tenant. In the event of a partial taking of the Project Site, the Tenant will be entitled to receive the portion of the award attributable to (i) the value of the portion of the Facility, Improvements and Tenant’s Property located in the portion of the Project Site so taken, plus (ii) without duplication with clause (i) above, the value of the leasehold estate and leasehold advantage in the portion of the Project Site so taken, plus (iii) damage to the remaining Facility, and the Tenant will promptly restore the remaining portion of the Facility to the extent of the award payable to the Tenant. Nothing contained herein shall prohibit the Tenant’s claiming relocation damages or damages for lost profits or loss of leasehold advantage against the taking authority in any appropriate proceeding.

21. Temporary Taking or Other Deprivation.

If, during the term hereof, (i) less than all of the Landlord’s title to all or any portion of the Project Site is taken for temporary use or occupancy, or (ii) any public or private authority takes any action not resulting in a taking of all or any portion of the Project Site but resulting in a right to compensation therefor, such as changing of the grade of any street upon which the Project Site abuts, then, except as otherwise provided in Section 20, the Tenant shall be entitled to make claim for, recover, and retain all awards, whether pursuant to judgment, agreement, or otherwise, recoverable in connection therewith.

22. Force Majeure.

Provided that notice is given within sixty (60) days of an occurrence of an event of Force Majeure by the Party seeking to invoke and utilize the provisions of this Section 22, either Party hereto shall be excused from performing any of its respective obligations or undertakings provided in this Ground Lease for so long as the performance of such obligations is prevented or significantly delayed, retarded or hindered by any event of Force Majeure; provided that an event of Force Majeure shall not excuse any party from making any payment of money required under this Ground Lease. Should an event of Force Majeure persist for over three hundred and sixty (360) continuous days, the Tenant shall have the right but not the obligation to terminate this Ground Lease.

23. Leasehold Mortgage Provisions.

The provisions of this Section 23 shall supersede any contrary or inconsistent provisions in this Ground Lease and in the event of any inconsistency or conflict between the provisions of this Section 23 and any other provision of this Ground Lease, the provisions of this Section shall govern and control.

23.1 Tenant’s Right to Mortgage Leasehold Interest; Recognition of Leasehold Lender as Leasehold Mortgagee. The Tenant shall have the absolute right (but not the obligation), without seeking the consent or approval of the Landlord, to grant one or more leasehold mortgages encumbering the Tenant’s interest in the Project Site and in this Ground Lease. The term “Leasehold Lender” shall mean, at any point in time, the holder of a Leasehold Mortgage, or any agent or trustee therefor, that provides written notice to the Landlord of its status as such, which notice is confirmed in writing by the Tenant. The term “Leasehold Mortgage” shall mean, at any point in time, a leasehold mortgage to secure debt or other equivalent instruments (“Leasehold Loan”) as the case may be (as the same may be amended from time to time), encumbering the Tenant’s interest in the Project Site and this Ground Lease. It is acknowledged and agreed that, during the term of this Ground Lease, there may be multiple Leasehold Mortgages and multiple Leasehold Lenders and that each Leasehold Lender may, from time to time, assign its right, title and interest in and to the Leasehold Loan, Leasehold Mortgage and this Ground Lease. During the term of this Ground Lease, the Tenant shall provide the Landlord with written notice of the identity, contact information and address for each Leasehold Lender, such notice to be provided to the Landlord by the Tenant within no less than a calendar year within which the Tenant becomes aware of any such Leasehold Lender, whether by the issuance of a Leasehold Mortgage to such Leasehold Lender or name change, assignment, merger or otherwise.

23.2 Right to Perform for Tenant; Right to Cure.

(a) In addition to the rights provided in Section 23.1, the Landlord acknowledges and agrees that any Leasehold Lender shall have the right to perform any term, covenant, condition or agreement to be performed by the Tenant under this Ground Lease, and the Landlord shall accept such performance by Leasehold Lender with the same force and effect as if furnished by the Tenant. In the event of a default by the Tenant under this Ground Lease and prior to any termination of this Ground Lease by the Landlord, the Landlord acknowledges and agrees that the Landlord shall provide Leasehold Lender with notice of the same and Leasehold Lender shall have the right (but not the obligation) to commence to cure such default within the same period of time as the Tenant has under this Ground Lease, plus an additional sixty (60) days. The Landlord agrees that the Landlord shall not terminate this Ground Lease in connection with any such default so long as Leasehold Lender has cured or commenced to cure and continues diligently to cure in accordance with the foregoing.

(b) If any default in the performance of an obligation of the Tenant under this Ground Lease is not susceptible to being cured by Leasehold Lender, the Landlord shall have no right to terminate this Ground Lease with respect to such default and such default shall be deemed waived for the benefit of Leasehold Lender only; provided that:

(i) Leasehold Lender shall have commenced to cure (i) any other non-payment default of the Tenant that is susceptible to being cured by Leasehold Lender and (ii) any default in the payment of any portion of Rent, in each case, within the time periods prescribed under Section 23.2(a);

(ii) Leasehold Lender (or its designee) shall have commenced to acquire the Tenant’s interest in this Ground Lease and the Project Site or to commence foreclosure or other appropriate proceedings under the Leasehold Mortgage within the time periods prescribed under Section 23.2(a);

(iii) if Leasehold Lender (or its designee) shall acquire the Tenant’s interest in this Ground Lease and/or the Project Site, Leasehold Lender (or its designee) shall, without prejudice to Section 23.5, (A) commence to cure and continue diligently to cure all non-payment defaults that are susceptible to being cured by Leasehold Lender with commercially reasonable diligence, (B) cure any payment default in respect of any portion of Rent and (C) perform and observe all other agreements, covenants and conditions which are to be performed or observed by the Tenant under this Ground Lease after the date of such acquisition; and

(iv) if any third party shall, by foreclosure or dation en paiement under the Leasehold Mortgage or by assignment or other transfer from Leasehold Lender, acquire the Tenant’s interest in and to the Project Site under this Ground Lease, such third party shall, without prejudice to Section 23.5, (A) commence to cure and continue diligently to cure all non-payment defaults that are susceptible to being cured by a third party with commercially reasonable diligence, (B) cure any payment default in respect of any portion of Rent and (C) perform and observe all other agreements, covenants and conditions which are to be performed or observed by the Tenant under this Ground Lease after the date of such acquisition.

However, if the Tenant is in default beyond applicable notice and cure periods under this Ground Lease and Leasehold Lender fails to act under Section 23.2 within the applicable time periods set forth in Section 23.2, then notwithstanding any provision in this Section 23 to the contrary, the Landlord may exercise any right to terminate this Ground Lease that the Landlord may have under Section 15.

23.3 No Modification Without Leasehold Lender’s Consent. Neither the Landlord nor the Tenant will amend, modify, cancel or surrender this Ground Lease without Leasehold Lender’s prior written consent, and any such action taken without Leasehold Lender’s consent shall not be binding on the Tenant or Leasehold Lender or their respective successors and assigns (and this Ground Lease shall be interpreted as if such action was not taken); provided, however, that if the Tenant is in default beyond applicable notice and cure periods under this Ground Lease and Leasehold Lender fails to act under Section 23.2 within the applicable time periods set forth in Section 23.2, then Leasehold Lender’s prior written consent shall not be required for the Landlord to exercise any right to terminate this Ground Lease that the Landlord may have under Section 15.

23.4 Delivery of Notices. The Landlord shall simultaneously deliver to Leasehold Lender copies of all notices, statements, information and communications delivered or required to be delivered to the Tenant pursuant to this Ground Lease, including, without limitation, any notice of any default by the Tenant. In addition, the Landlord shall promptly notify Leasehold Lender in writing of any failure by the Tenant to perform any of the Tenant’s obligations under this Ground Lease. No notice, statement, information or communication given by the Landlord to the Tenant shall be binding or affect the Tenant or Leasehold Lender or their respective successors and assigns unless a copy of the same shall have simultaneously been delivered to Leasehold Lender in accordance with this Section 23.4. All notices to Leasehold Lender shall be addressed to any Leasehold Lender at any address that such Leasehold Lender shall provide in writing to the Landlord and the Tenant, and shall be delivered in a manner permitted under (and shall be deemed delivered in accordance with) Section 18. Notwithstanding anything to the contrary in this Ground Lease, the Landlord shall not exercise any remedies related to the Tenant’s default hereunder until (i) the Landlord has delivered notice of such default to Leasehold Lender pursuant to this Section 23.4 and (ii) all applicable cure commencement periods following the delivery of such notice have expired.

23.5 Leasehold Lender Not Obligated Under Lease; Permitted Transfers. The granting of the Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Ground Lease or the Project Site to Leasehold Lender, nor shall Leasehold Lender, in its capacity as the holder of the Leasehold Mortgage, be deemed to be an assignee or transferee of this Ground Lease or of the Tenant’s interests in the Project Site thereby created so as to require Leasehold Lender, as such, to assume the performance of any of the terms, covenants or conditions on the part of the Tenant to be performed thereunder. In no event shall any act or omission of Leasehold Lender (including, without limitation, the acquisition of the Tenant’s interest in this Ground Lease and the Project Site created thereby in a transaction described in this Section 23 or the taking of possession of the Project Site or improvements thereon through a receiver or other means) require Leasehold Lender to assume, or cause Leasehold Lender to be deemed to have assumed, any obligation or liability of the Tenant under this Ground Lease, and Leasehold Lender shall have no personal liability to the Landlord for the Tenant’s failure to so perform and observe any agreement, covenant or condition of the Tenant under this Ground Lease, it being expressly understood and agreed that, in the event of any such failure of the Tenant to perform, the Landlord’s sole and exclusive remedy with respect to Leasehold Lender shall be to terminate this Ground Lease without any recourse or claim for damages against Leasehold Lender, provided that this Section 23.5 shall not relieve Leasehold Lender of the requirements under Section 23.2(b)(iii) in the event that Leasehold Lender has elected to acquire the Tenant’s interests in this Ground Lease and/or the Project Site.

23.6 Permitted Transfers. Notwithstanding the provisions of Section 23.5, but for the avoidance of doubt while reserving the Landlord’s right to terminate this Ground Lease pursuant to Section 23.2, the purchaser at any sale of this Ground Lease and the interests in and to the Project Site thereby created in any proceedings for the foreclosure of the Leasehold Mortgage (including, without limitation, power of sale), or the assignee or transferee of this Ground Lease and the interests in and to the Project Site thereby created under any instrument of assignment or transfer in lieu of the foreclosure (whether to Leasehold Lender or any third party) shall be deemed to be a permitted assignee or transferee under this Ground Lease without the need to obtain the Landlord’s consent and the Landlord shall recognize such assignee or transferee as the successor-in-interest to the Tenant for all purposes under this Ground Lease, and such purchaser, assignee or transferee shall be deemed to have agreed to perform all of the terms, covenants and conditions on the part of the Tenant to be performed under this Ground Lease from and after the date of such purchase and/or assignment, but only for so long as such purchaser or assignee is the owner of the Tenant’s interest in, to and under this Ground Lease and the Tenant’s interests in and to the Project Site thereby created.

23.7 No Termination for Casualty. So long as the indebtedness, or any part of the indebtedness, secured by the Leasehold Mortgage remains outstanding and unpaid, and the Leasehold Mortgage remains of record, the Landlord and the Tenant agree that this Ground Lease shall not terminate or be cancelled at any time upon the damage or destruction by fire or other casualty of all, substantially all, or any part of the Project Site or the Tenant’s Facility. Rent shall continue to be due and payable as set forth in this Ground Lease.

23.8 Expropriation and Expropriation Proceeds. So long as the indebtedness, or any part of the indebtedness, secured by the Leasehold Mortgage remains outstanding and unpaid, and the Leasehold Mortgage remains of record, the Landlord and the Tenant agree that: (i) this Ground Lease shall not terminate or be canceled upon a taking or expropriation pursuant to an eminent domain proceeding of all, substantially all, or any part of the Project Site without Leasehold Lender’s consent or unless required by law; (ii) any and all awards for any taking or expropriation of the Facility, the Improvements and/or the Tenant’s interest in, under and to this Ground Lease which otherwise belong to the Tenant shall be payable to Leasehold Lender, to be disbursed as follows: (A) first, to Leasehold Lender for the value of the interests in and to the Project Site created by this Ground Lease and the value of the leasehold improvements located on the Project Site, up to an amount equaling the outstanding principal balance of any loan secured by the Leasehold Mortgage, and any interest accrued thereon, and (B) second, to the Landlord and the Tenant in accordance with this Ground Lease; and (iii) Leasehold Lender shall have the right to apply the expropriation proceeds payable to Leasehold Lender hereunder in accordance with the terms of the Leasehold Mortgage (or other applicable loan documents) and shall be entitled at Leasehold Lender’s option to participate in any compromise, settlement or adjustment with respect to the claim for damages paid by the expropriating authority for the taking or expropriation of the Facility and/or the Tenant’s interest in, under and to this Ground Lease; provided that this Section 23.8 does not derogate the Landlord’s right to terminate this Ground Lease pursuant to Section 23.2. The Landlord reserves any rights it may have under applicable law to seek from the expropriating authority an award for a taking of the Landlord’s interests in, under and to this Ground Lease. In the event of a taking of a portion of the Project Site, the Rent shall be reduced pro rata based upon the portion of the Project Site taken. The Landlord agrees that, to the extent permitted by law, the Landlord waives and forebears the use of any of its power of expropriation that would impair the Tenant’s interest in, under and to this Ground Lease or the performance of this Ground Lease.

23.9 New Direct Lease.

(a) If this Ground Lease is canceled or terminated for any reason (except in connection with a Bankruptcy Proceeding, for which the provisions of Section 23.10 are hereby agreed upon by the Landlord and the Tenant), and provided that Leasehold Lender has (i) commenced to cure and continues diligently to cure all non-payment defaults that are susceptible to being cured by Leasehold Lender with commercially reasonable diligence, and (ii) cured any payment default in respect of any portion of Rent, the Landlord hereby agrees that the Landlord shall, upon Leasehold Lender’s written election within one hundred twenty (120) days of such cancellation or termination, promptly enter in a new, direct lease with Leasehold Lender (or its nominee or any other party which Leasehold Lender may designate, including without limitation, the Tenant) with respect to the Project Site on the same terms and conditions as this Ground Lease (a “New Lease”), it being the intention of the parties to preserve this Ground Lease and the interests in and to the Project Site created by this Ground Lease for the benefit of Leasehold Lender without interruption. Said New Lease shall be superior to all rights, liens and interests intervening between the date of this Ground Lease and the granting of the New Lease and shall be free of any and all rights of the Tenant under this Ground Lease.

(b) The Tenant and the Landlord acknowledge and agree that Leasehold Lender shall have the right to encumber such direct New Lease and the estate created thereby with a deed of trust or a mortgage (as the case may be) on the same terms and with the same lien priority as the Leasehold Mortgage, it being the intention of the parties to preserve the priority of the Leasehold Mortgage, this Ground Lease and the interests in and to the Project Site created by this Ground Lease for the benefit of Leasehold Lender without interruption. If this Ground Lease is rejected, cancelled or terminated for any reason and Leasehold Lender, its nominee or a designee of Leasehold Lender enters into a direct lease with the Landlord with respect to the Project Site, the Landlord hereby agrees that it will execute such documents as Leasehold Lender may require in order to ensure that the new direct lease provides for customary leasehold mortgagee protections, including without limitation, protections similar to those contained herein.

23.10 Bankruptcy. In the event of a proceeding under the United States Bankruptcy Code (Title 11 U.S.C.) as now or hereafter in effect (a “Bankruptcy Proceeding”):

(a) If this Ground Lease is rejected in connection with a Bankruptcy Proceeding by the Tenant or a trustee in bankruptcy (or other party to such proceeding) for the Tenant, such rejection shall be deemed an assignment by the Tenant to the Leasehold Lender of the Tenant’s Property and all of the Tenant’s interest under this Ground Lease, and this Ground Lease shall not terminate and the Leasehold Lender shall have all rights and obligations of the Tenant as if such Bankruptcy Proceeding had not occurred, unless Leasehold Lender shall reject such deemed assignment by notice in writing to the Landlord within thirty (30) days following rejection of this Ground Lease by the Tenant or the Tenant’s trustee in bankruptcy. If any court of competent jurisdiction shall determine that this Ground Lease shall have been terminated notwithstanding the terms of the preceding sentence as a result of rejection by the Tenant or the trustee in connection with any such proceeding, the rights of Leasehold Lender to a New Lease from the Landlord pursuant to Section 23.9 hereof shall not be affected thereby.

(b) In the event of a Bankruptcy Proceeding against the Landlord:

(i) If the bankruptcy trustee, the Landlord (as debtor-in-possession) or any party to such Bankruptcy Proceeding seeks to reject this Ground Lease pursuant to United States Bankruptcy Code §365(h)(1), the Tenant shall not have the right to treat this Ground Lease as terminated except with the prior written consent of Leasehold Lender and the right to treat this Ground Lease as terminated in such event shall be deemed assigned to Leasehold Lender, whether or not specifically set forth in the Leasehold Mortgage, so that the concurrence in writing of the Tenant and the Leasehold Lender shall be required as a condition to treating this Ground Lease as terminated in connection with such Bankruptcy Proceeding.

(ii) Unless this Ground Lease is treated as terminated in accordance with Section 23.10(b)(i), then this Ground Lease shall continue in effect upon all the terms and conditions set forth herein, including Rent, but excluding requirements that are not then applicable or pertinent to the remainder of the term of this Ground Lease. Thereafter, the Tenant or its successors and assigns shall be entitled to any offsets against Rent payable hereunder for any damages arising from such bankruptcy, to the extent the Tenant’s operation of business has been materially interfered with, and any such offset properly made shall not be deemed a default under this Ground Lease. The lien of the Leasehold Mortgage shall extend to the continuing possessory rights of the Tenant following such rejection with the same priority as it would have enjoyed had such rejection not taken place.

23.11 Estoppel Certificates; Non-Disturbance Agreements.

(a) Upon Leasehold Lender’s or the Tenant’s written request, the Landlord shall provide Leasehold Lender or the Tenant with an estoppel certificate (the “Landlord Estoppel”) which shall certify to such requesting Leasehold Lender or the Tenant (i) as to the amount and status of all rent payments under this Ground Lease, (ii) as to the non-satisfaction or non-compliance by the Tenant of any other conditions under this Ground Lease, or alternatively, as to the full satisfaction and compliance by the Tenant of any other conditions required under this Ground Lease, (iii) as to any existing default of the Tenant under the Ground Lease, or alternatively that the Tenant is not in default in the payment, performance or observance of any other condition or covenant to be performed or observed by the Tenant thereunder, and as to any existing event or condition in existence as of the date of the Landlord Estoppel which would, with passage of time or the giving of notice or both, constitute a default under this Ground Lease or otherwise entitle the Landlord to terminate, accelerate, or modify this Ground Lease or exercise any other remedy thereunder, or alternatively that no such event or condition exists, (iv) setting forth any offsets or counterclaims on the part of the Landlord or alternatively that there are no offsets or counterclaims on the part of the Landlord, (v) that each of this Ground Lease and the Non-Disturbance Agreement, true, correct copies of which shall be attached thereto together with any amendments, modifications, assignments, restatements, and supplements thereof, have not, except to the extent set forth therein, been amended, modified, assigned, restated, supplemented, or waived in any respect whatsoever and collectively represent the entirety of the agreements between the Landlord and the Tenant with respect to the Project Site, (vi) as to the date on which the Initial Term or Extended Term, as applicable, is scheduled to expire, (vii) as to the Landlord’s power and authority to execute the Landlord Estoppel, (viii) as to any dispute, claim, or litigation (pending or threatened) regarding this Ground Lease or asserting that this Ground Lease is unenforceable, (ix) as to any notice given or received by the Landlord asserting that (A) this Ground Lease violates any agreement or applicable law or (B) any violations of any covenants, conditions, or restrictions of record affecting the Project Site, (x) as to any written notice received by the Landlord from any Governmental Authority respecting a condemnation or threatened condemnation of all or any portion of the Project Site, (xi) that there are no fees, rents, royalties or other sums, whether or not constituting rent, due and owing as of the date of the Landlord Estoppel and as to any Rent that the Tenant has prepaid under this Ground Lease, (xii) that, except this Ground Lease, and any Non-Disturbance Agreement, there do not exist any other agreements concerning the Project Site or this Ground Lease, whether oral or written, to which Landlord is a party, (xiii) that there are no agreements, judgments, proceedings, liens, or encumbrances affecting the Project Site, other than those set forth on a schedule to the Landlord Estoppel, (xiv) that the Landlord is, as of the date of the

Landlord Estoppel, the present lessor under this Ground Lease and owns good and indefeasible title to the Project Site, subject to and as limited by encumbrances permitted under the Leasehold Mortgage, (xv) that the Landlord has not assigned, sublet, hypothecated, leased, or otherwise transferred its interests, or any portion thereof, in and to the Project Site, and has not agreed with any party or person to do so, and has not executed a mortgage, deed of trust, or other security instrument encumbering the Landlord’s interest in the Project Site, (xvi) that there exist no options, rights of first refusal, or other similar rights or agreements to which the Landlord is a party or by which the Landlord is otherwise bound affecting the Landlord’s interest in and to the Project Site, (xvii) that the Landlord is not, as of the date of the Landlord Estoppel, holding a security deposit pursuant to the terms of this Ground Lease, (xviii) that the Landlord has not commenced any action or sent any notice to the Tenant for the purpose of exercising remedies or terminating, canceling, modifying, or surrendering this Ground Lease, and that the Landlord is not, as of the date of the Landlord Estoppel, entitled to terminate, cancel, modify or surrender this Ground Lease, and (ix) as to such other matters related to this Ground Lease as Leasehold Lender may reasonably determine from time to time.

(b) Upon Leasehold Lender’s or the Landlord’s written request, the Tenant shall provide Leasehold Lender with an estoppel certificate (the “Tenant Estoppel”) which shall certify to such requesting Leasehold Lender (i) as to the amount and status of all rent payments under this Ground Lease, (ii) as to the non-satisfaction or non-compliance by the Landlord of any other conditions under this Ground Lease, or alternatively, as to the full satisfaction and compliance by the Landlord of any other conditions required under this Ground Lease, (iii) as to any existing default of the Landlord under this Ground Lease, or alternatively that the Landlord is not in default in the payment, performance or observance of any other condition or covenant to be performed or observed by the Landlord hereunder, and as to any existing event or condition in existence as of the date of the Tenant Estoppel which would, with passage of time or the giving of notice or both, constitute a default under this Ground Lease or otherwise entitle the Tenant to terminate, accelerate, or modify this Ground Lease or exercise any other remedy thereunder, or alternatively that no such event or condition exists, (iv) setting forth any offsets or counterclaims on the part of the Landlord or alternatively that there are no offsets or counterclaims on the part of the Tenant, (v) that this Ground Lease, a true and correct copy of which shall be attached thereto together with any amendments, modifications, assignments, restatements, and supplements thereof, has not, except to the extent set forth therein, been amended, modified, assigned, restated, supplemented, or waived in any respect whatsoever and collectively represent the entirety of the agreements between the Landlord and the Tenant with respect to the Project Site, (vi) as to the date on which the Initial Term or Extended Term, as applicable, is scheduled to expire, (vii) as to the Tenant’s power and authority to execute the Tenant Estoppel, (viii) as to any dispute, claim, or litigation (pending or threatened) regarding this Ground Lease or asserting that this Ground Lease is unenforceable, (ix) as to any notice given or received by the Tenant asserting that (A) this Ground Lease violates any agreement or applicable law or (B) any violations of any covenants, conditions, or restrictions of record affecting the Project Site, (x) as to any written notice received by the Tenant from any Governmental Authority respecting a condemnation or threatened condemnation of all or any portion of the Project Site, (xi) that there are no fees, rents, royalties, or other sums, whether or not constituting rent, due and owing as of the date of the Tenant Estoppel and as to any Rent that the Tenant has prepaid under this Ground Lease, (xii) that, except this Ground Lease, there do not exist any other agreements concerning the Project Site or this Ground Lease, whether oral or written, to which the Tenant is a party, (xiii) that there are no agreements, judgments, proceedings, liens, or encumbrances affecting the Project Site, other than those set forth on a schedule to the Tenant Estoppel, (xiv) that the Tenant is, as of the date of the Tenant Estoppel, the present lessee under this Ground Lease and owns good and indefeasible title to the Project Site, subject to and as limited by encumbrances permitted under the Leasehold Mortgage, (xv) that the Tenant has not assigned, sublet, hypothecated, leased, or otherwise transferred it interests, or any portion thereof, in and to the Project Site, and has not agreed with any party or person to do so, and has not executed a mortgage, deed of trust, or other security instrument encumbering the Tenant’s interest in the Project Site, other than those set forth on a schedule to the Tenant Estoppel, (xvi) that there exist no options, rights of first refusal, or other similar rights or agreements to which the Tenant is a party or by which the Tenant is otherwise bound affecting the Tenant’s interest in and to the Project Site, (xvii) that the Tenant is not, as of the date of the Tenant Estoppel, holding a security deposit pursuant to the terms of this Ground Lease, (xviii) that the Tenant has not commenced any action or sent any notice to the Landlord for the purpose of exercising remedies or terminating, canceling, modifying, or surrendering this Ground Lease, and that the Tenant is not, as of the date of the Tenant Estoppel, entitled to terminate, cancel, modify, or surrender this Ground Lease, and (ix) as to such other matters related to this Ground Lease as such Leasehold Lender may reasonably determine from time to time.

(c) Upon Leasehold Lender’s or the Tenant’s written request, the Landlord shall enter into a non-disturbance agreement with Leasehold Lender or its designee, in the form attached hereto as Exhibit 5 (a “Non-Disturbance Agreement”).

23.12 No Termination by Confusion. There shall be no termination by confusion of this Ground Lease or any interest in this Ground Lease or of the interests in and to the Project Site created thereby, by reason of the fact that this Ground Lease or such interest therein may be directly or indirectly owned by any person who shall hold any ownership interest in the Project Site, nor shall there be such a termination by confusion by reason of the fact that all or any part of the interests in and to the Project Site created by this Ground Lease may be conveyed or mortgaged in a leasehold mortgage, deed of trust, deed to secure debt or other equivalent instrument (as the case may be) to a mortgagee or beneficiary who shall hold any ownership interest in the Project Site or any ownership interest of the Landlord under this Ground Lease.

23.13 Landlord’s Recognition of Tenant. The Landlord hereby recognizes the Tenant as the current tenant party to this Ground Lease and acknowledges and agrees that the Tenant acquired its interest in this Ground Lease and in and to the Project Site in accordance with the terms of this Ground Lease.

23.14 Agreement to Amend. The Landlord recognizes the importance of the Tenant’s ability to obtain Leasehold Mortgages, and that the provisions of this Ground Lease may be subject to the approval of a Leasehold Lender. If any Leasehold Lender should require, as a condition to such financing, any reasonable modifications of this Ground Lease, whether for purposes of clarifying the provisions of this Ground Lease or to include provisions then customary for leasehold financing transactions, the Landlord agrees to execute the appropriate amendments to this Ground Lease; provided, however, that no such modification shall, to the detriment of the Landlord, impair any of the Landlord’s rights, as reasonably determined by the Landlord or increase any of the Landlord’s obligations, as reasonably determined by the Landlord, under this Ground Lease.

23.15 Third-Party Beneficiary. Notwithstanding anything to the contrary in this Ground Lease, each Leasehold Lender shall be a third-party beneficiary solely and exclusively with respect to the provisions of this Section 23. There are no other third-party beneficiaries to this Ground Lease.

23.16 Subordination of Landlord’s Lien. The Landlord hereby subordinates any lien or privilege it may have on any movables found from time to time in or upon the Project Site, including without limitation, the Landlord’s privileges pursuant to La. Civil Code articles 2707, et seq., to any Leasehold Lender’s rights under this Section 23 and the lien of any Leasehold Mortgage.

23.17 No Waiver or Surrender. Waiver by the Landlord of any right pertaining to any default of the Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. No act or thing done by the Landlord or the Landlord’s agents shall be deemed to be acceptance of surrender of the Project Site and no agreement to accept a surrender of the Project Site shall be valid unless it is in writing and signed by the Landlord.

24. Miscellaneous.

24.1 Time is of the Essence. Time is of the essence of each and all of the terms, conditions and provisions of this Ground Lease.

24.2 Successors. The covenants, agreements, terms, provisions, and conditions contained in this Ground Lease shall apply to and inure to the benefit of and be binding upon the Landlord and the Tenant and their permitted successors and assigns, except as expressly otherwise herein provided, and shall be deemed covenants running with the respective interests of the Parties hereto.

24.3 Surviving Covenants. Each provision of this Ground Lease which may require performance in any respect by or on behalf of either the Tenant or the Landlord after the expiration of the term hereof or its earlier termination shall survive such expiration or earlier termination.

24.4 Provisions Deemed Conditions and Covenants. All of the provisions of this Ground Lease shall be deemed and construed to be “conditions” and “covenants” as though the words specifically expressing or importing covenants and conditions were used to describe each separate provision hereof.

24.5 Headings. The headings and section captions in this Ground Lease are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of this Ground Lease or in any way affect this Ground Lease as to matters of interpretation or otherwise. Unless the context shall otherwise require, references in this Ground Lease to sections, articles and exhibits shall mean and refer to sections, articles and exhibits, respectively, in this Ground Lease.

24.6 No Oral Change or Termination. This Ground Lease and the exhibits appended hereto and incorporated herein by reference contain the entire agreement between the Parties hereto with respect to the subject matter hereof, supersede any prior agreements or understandings between the Parties with respect to the subject matter hereof, and no change, modification, or discharge hereof in whole or in part shall be effective unless such change, modification, or discharge is in writing and signed by the Party against whom enforcement of the change, modification, or discharge is sought. This Ground Lease cannot be changed or terminated orally.

24.7 Governing Law; Severability. This Ground Lease shall be governed by and construed in accordance with the laws of the State of Louisiana. If any term or provision of this Ground Lease or the application thereof to any Person or circumstance shall, to any extent, be held to be invalid or unenforceable, the remaining provisions of this Ground Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Ground Lease shall be valid and enforceable to the fullest extent permitted by law.

24.8 Counterparts. This Ground Lease may be executed in one or more counterparts, each of which so executed shall be deemed to be an original and all of which together shall constitute but a single document. The Parties agree that the delivery of this Ground Lease may be effected by means of an exchange of facsimile or emailed signatures with original copies to follow by mail or courier service.

24.9 Litigation. In case of any litigation between the Parties hereto regarding the subject matter hereof, the losing Party shall pay all reasonable costs and expenses (including reasonable attorneys’ fees) of the prevailing Party. The venue of any litigation shall be solely in Calcasieu Parish.

24.10 Gender of Words. Words of any gender in this Ground Lease shall be held to include masculine or feminine and words denoting a singular number shall be held to include the plural, and plural shall include the singular, whenever the sense requires.

24.11 Authority. Each the Landlord and the Tenant represents and warrants that it has the authority to enter into this Ground Lease, that, when executed, this Ground Lease shall be binding and enforceable in accordance with its terms. On the Ground Lease Commencement Date, (a) the Tenant shall deliver to the Landlord a resolution in the form attached hereto as Exhibit 3, evidencing its authority to execute and perform under this Ground Lease and (b) the Landlord shall deliver to the Tenant a resolution in the form attached hereto as Exhibit 4, evidencing its authority to execute and perform under this Ground Lease.

24.12 Brokers and/or Real Estate Agents. Each of the Landlord and the Tenant represents, acknowledges and agrees that it is not represented by any other real estate broker/agent and that, except as provided below, it is not responsible for payment of any other commissions to any real estate brokers/agents in connection with this Ground Lease. The Tenant agrees that it is responsible for payment of any and all commissions that may be due to Reinauer Real Estate Corporation pursuant to this Ground Lease.

24.13 Legal Relationships; Product of the Parties. This Ground Lease shall not be interpreted or construed as establishing a partnership or joint venture between the Landlord and the Tenant and neither Party shall have the right to make any representations or be liable for the debts or obligations of the other. There is no third party beneficiary of this Ground Lease, except as provided in Section 23.15 and any rights of a Leasehold Lender as provided herein. This Ground Lease is the product of the Parties joint negotiation and equal drafting thereof. The language of this Ground Lease shall be construed as a whole according to its fair meaning and not construed strictly for or against any of the Parties pursuant to any statue, case law or rule of interpretation or construction to the contrary.

24.14 Settlement Funds. The Landlord and the Tenant acknowledge that the Landlord has a claim for property damages submitted to the Claims Administrator’s office of the BP Oil Spill/Deepwater Horizon Class Action Settlement, which allows for recovery of damages to coastal property. The recovery on any damage award from the Class Action Settlement is reserved solely for the benefit of the Landlord. The Landlord and the Tenant further agree that any similar claims, which may exist for damage to the Project Site, exclusive of any improvements of the Tenant, shall also be reserved to the sole benefit of the Landlord. Similar claims which may exist for damage to Tenant improvements and/or operations shall be reserved to the sole benefit of the Tenant.

24.15 Limited Recourse. The Landlord agrees that the sole recourse of the Landlord for any damages or liabilities due by the Tenant hereunder shall be limited to the assets of the Tenant, without recourse individually or collectively to the members or the Affiliates of the Tenant, the Financing Parties or their respective directors, officers, agents, members, shareholders, managers, partners, employees or representatives.

24.16 Memorandum of Lease. The Parties hereto agree to execute and cause to be properly recorded a memorandum of this Ground Lease, sufficient in form and content to give third parties constructive notice of the Tenant’s interest hereunder; and thus, any existing or hereafter filed liens, mortgages, conveyances, encumbrances, easements, and servitudes shall be subordinate to this Ground Lease.

[Remainder of page left intentionally blank; signatures on following pages]

IN WITNESS WHEREOF, the undersigned Parties have executed this Recognition and Non-Disturbance Agreement as of the date first above written.

LANDLORD:
/s/ Chad Henry
WITNESS Chad Henry	HENRY VENTURE, LLC

/s/ Brenda Ulmer	By:	/s/ Ell Ray Henry
WITNESS Brenda Ulmer	Name:	Ell Ray Henry
	Title:	Manager

SWORN TO AND SUBSCRIBED before me, the undersigned Notary Public, duly commissioned and qualified in and for the County/Parish of Calcasieu and State of Louisiana, personally came and appeared Ell Ray Henry, who, after being sworn by me, did execute this agreement on the 8th day of March, 2019 at Lake Charles, State of Louisiana.

/s/ Alan McCall
NOTARY PUBLIC

TENANT:
/s/ Ben Davidson
WITNESS Ben Davidson	VENTURE GLOBAL CALCASIEU PASS, LLC

/s/ Pauline Crane
WITNESS Pauline Crane	By:	/s/ Keith Larson
	Name:	Keith Larson
	Title:	Secretary

SWORN TO AND SUBSCRIBED before me, the undersigned Notary Public, duly commissioned and qualified in and for the County/Parish of Arlington and State of Virginia, personally came and appeared Keith Larson, who, after being sworn by me, did execute this agreement on the 11th day of March, 2019 at Arlington, State of Virginia.

/s/ Annette B. Thrasher
NOTARY PUBLIC

1

LIST OF EXHIBITS

Exhibit 1-A	Legal Description of Project Site

Exhibit 1-B	Project Site Survey Maps

Exhibit 2	Project and Facility Description

Exhibit 3	Tenant’s Resolution

Exhibit 4	Landlord’s Resolution

Exhibit 5	Form of Non-Disturbance Agreement

EXHIBIT 1-A

LEGAL DESCRIPTION OF THE PROJECT SITE

13 Acre Tract

COMMENCING AT THE NORTHEAST CORNER OF IRREGULAR SECTION 35, TOWNSHIP 15 SOUTH, RANGE 10 WEST, CAMERON PARISH, LOUISIANA, SAID POINT BEING MARKED BY A FOUND ONE AND A HALF INCH DIAMETER IRON PIPE; THENCE S.00°36’56”W., A DISTANCE OF 4,956.53 FEET TO A POINT ALONG THE EAST LINE OF SECTION 36, TOWNSHIP 15 SOUTH, RANGE 10 WEST; THENCE S.00°35’10”W., A DISTANCE OF 1,619.34 FEET ALONG THE EAST LINE OF SECTION 37, TOWNSHIP 15 SOUTH, RANGE 10 WEST TO A POINT BEING MARKED BY A FOUND 4” TRANSITE PIPE; THENCE N.89°24’41”W., A DISTANCE OF 1,321.14 FEET TO A POINT BEING MARKED BY A SET ONE AND A QUARTER INCH DIAMETER IRON PIPE; THENCE N.00°36’56”E., A DISTANCE OF 885.47 FEET TO A POINT BEING MARKED BY A FOUND 1.25” DIAMETER IRON PIPE; THENCE N.00°36’56”E., A DISTANCE OF 732.98 FEET TO A POINT BEING MARKED BY A FOUND 1.25” DIAMETER IRON PIPE; THENCE N.00°36’56”E., A DISTANCE OF 676.76 FEET TO A POINT BEING MARKED BY A FOUND 1.25” DIAMETER IRON PIPE; THENCE N.00°36’56”E., A DISTANCE OF 59.94 FEET TO A POINT BEING MARKED BY A FOUND 1.25” DIAMETER IRON PIPE; THENCE N.00°36’56”E., A DISTANCE OF 284.89 FEET TO A POINT BEING MARKED BY A FOUND 1.25” DIAMETER IRON PIPE; THENCE S.89°27’01”E., A DISTANCE OF 201.04 FEET TO A POINT BEING MARKED BY A SET 1.25” DIAMETER IRON PIPE; SAID POINT BEING THE POINT OF BEGINNING; THENCE N.35°37’17”E., A DISTANCE OF 367.98 FEET TO A POINT BEING MARKED BY A SET 1.25” DIAMETER IRON PIPE, OFFSET 63.02’ N.89°82’56”E OF TRUE POSITION; SAID POINT BEING THE POINT OF CURVE TO THE RIGHT HAVING A RADIUS OF 850.00 FEET AND A CENTRAL ANGLE OF 42°39’13”; THENCE NORTHEASTERLY ALONG THE ARC A DISTANCE OF 632.78 FEET TO A POINT BEING MARKED BY A SET 1.25” DIAMETER IRON PIPE, OFFSET 63.02’ S.00°38’57”E. OF TRUE POSITION; THENCE N.78°16’30”E., A DISTANCE OF 402.91 FEET TO A POINT BEING MARKED BY A SET 1.25” DIAMETER IRON PIPE; THENCE S.00°36’56”W., A DISTANCE OF 728.99 FEET TO A POINT BEING MARKED BY A SET 1.25” DIAMETER IRON PIPE; THENCE N.89°27’01”W., A DISTANCE OF 1,119.26 FEET TO THE POINT OF BEGINNING.

SAID DESCRIBED PARCEL, CONTAINING 569,028.55 SQUARE FEET OR 13.0631 ACRES, MORE OR LESS, IS SITUATED IN SECTIONS 36 & 37, TOWNSHIP 15 SOUTH, RANGE 10 WEST, CAMERON PARISH, LOUISIANA AND IS MADE REFERENCE TO AS PARCEL “D” ON THE HERE TO ATTACHED PLAT.

16 Acre Tract

COMMENCING AT THE NORTHEAST CORNER OF IRREGULAR SECTION 35, TOWNSHIP 15 SOUTH, RANGE 10 WEST, CAMERON PARISH, LOUISIANA, SAID POINT BEING MARKED BY A FOUND ONE AND A HALF INCH DIAMETER IRON PIPE; THENCE S.89°23’17”E., A DISTANCE OF 4,151.09 FEET TO POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; THENCE S.00°56’33”W., A DISTANCE OF 330.15 FEET TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; SAID POINT BEING THE POINT OF BEGINNING; THENCE S.00°56’33”W., A DISTANCE OF 759.51 FEET TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; THENCE S.01°19’17”W., A DISTANCE OF 84.97 FEET TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; THENCE N.72°05’45”W., A DISTANCE OF 1,018.37 FEET TO A NON TANGENT POINT OF CURVATURE BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE AND BEING ALONG THE EAST RIGHT-OF-WAY LINE OF PARISH ROAD NO. 3143; THENCE ALONG A CURVE TO THE LEFT A DISTANCE OF 94.75 FEET ALONG SAID RIGHT-OF-WAY TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; SAID NON TANGENT CURVE HAVING A RADIUS OF 830.00 FEET, A CENTRAL ANGLE OF 6°32’27”, AND CHORD OF N.20°24’44”E, 94.70 FEET; THENCE N.17°08’31”E., A DISTANCE OF 488.20 FEET ALONG SAID RIGHT-OF-LINE TO A POINT OF CURVATURE BEING MARKED BY SET 1.25 INCH DIAMETER IRON PIPE; THENCE ALONG A CURVE TO THE LEFT A DISTANCE OF 230.84 FEET ALONG SAID RIGHT-OF-WAY TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; SAID CURVE HAVING A RADIUS OF 630.00 FEET, A CENTRAL ANGLE OF 20°59’39”, AND CHORD OF N.06°38’41”E, 229.55 FEET; THENCE S.72°05’45”E., A DISTANCE OF 819.72 FEET TO THE POINT OF BEGINNING.

SAID DESCRIBED PARCEL, CONTAINING 726,895.21 SQUARE FEET OR 16.6873 ACRES, IS SITUATED IN SECTIONS 6 & 7 TOWNSHIP 15 SOUTH, RANGE 9 WEST, CAMERON PARISH, LOUISIANA AND IS MADE REFERENCE TO AS PARCEL “F2” ON THE HERE TO ATTACHED PLAT.

321 Acre Tract

COMMENCING AT THE NORTHEAST CORNER OF IRREGULAR SECTION 35, TOWNSHIP 15 SOUTH, RANGE 10 WEST, CAMERON PARISH, LOUISIANA, SAID POINT BEING MARKED BY A FOUND ONE AND A HALF INCH DIAMETER IRON PIPE; THENCE S.89°23’17”E., A DISTANCE OF 4,151.09 FEET TO POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; THENCE S.00°56’33”W., A DISTANCE OF 330.15 FEET TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; THENCE S.00°56’33”W., A DISTANCE OF 759.51 FEET TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; THENCE S.01°19’17”W., A DISTANCE OF 84.97 FEET TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; SAID POINT BEING THE POINT OF BEGINNING; THENCE S.01°19’50”W., A DISTANCE OF 814.24 FEET TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; THENCE S.00°59’32”W., A DISTANCE OF 785.80 FEET TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; THENCE S.00°58’57”W., A DISTANCE OF 930.52 FEET TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; THENCE S.01°11’40”W., A DISTANCE OF 776.09 FEET TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; THENCE S.00°39’53”W., A DISTANCE OF 565.19 FEET TO A

POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; THENCE S.01°11’52”W., A DISTANCE OF 440.92 FEET TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; THENCE S.00°22’57”W., A DISTANCE OF 423.69 FEET TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; THENCE S.01°08’07”W., A DISTANCE OF 990.50 FEET TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; THENCE S.00°27’34”W., A DISTANCE OF 103.48 FEET TO A POINT ALONG THE GLO MEANDER LINE BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; THENCE S.79°00’00”W., A DISTANCE OF 871.65 FEET ALONG SAID MEANDER LINE TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; THENCE S.80°00’00”W., A DISTANCE OF 930.60 FEET ALONG SAID MEANDER LINE TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; THENCE S.80°59’56”W., A DISTANCE OF 707.11 FEET ALONG SAID MEANDER LINE TO A POINT BEING MARKED BY A FOUND 1.25 INCH DIAMETER IRON PIPE; THENCE N.01°26’04”E., A DISTANCE OF 1,126.85 FEET TO A POINT BEING MARKED BY A FOUND 1.25 INCH DIAMETER IRON PIPE; THENCE N.01°26’04”E., A DISTANCE OF 1,126.85 FEET TO A POINT BEING MARKED BY A FOUND 1.25 INCH DIAMETER IRON PIPE; THENCE N.01°26’04”E., A DISTANCE OF 1,126.85 FEET TO A POINT BEING MARKED BY A FOUND 1.25 INCH DIAMETER IRON PIPE; THENCE N.01°13’11”E., A DISTANCE OF 1,487.61 FEET TO A NON TANGENT POINT OF CURVATURE BEING MARKED BY FOUND 1.25 INCH DIAMETER IRON PIPE AND BEING ALONG THE EAST RIGHT-OF-WAY LINE OF PARISH ROAD NO. 3143; THENCE ALONG A CURVE TO THE LEFT A DISTANCE OF 376.34 FEET ALONG SAID RIGHT-OF-WAY TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; SAID NON TANGENT CURVE HAVING A RADIUS OF 2,230.00 FEET, A CENTRAL ANGLE OF 09°40’10”, AND CHORD OF N.47°38’31”E, 375.89 FEET; THENCE N.42°48’26”E., A DISTANCE OF 542.03 FEET ALONG SAID RIGHT-OF-WAY TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; THENCE N.42°32’07”E., A DISTANCE OF 731.72 FEET ALONG SAID RIGHT-OF-LINE TO A POINT OF CURVATURE BEING MARKED BY SET 1.25 INCH DIAMETER IRON PIPE; THENCE ALONG A CURVE TO THE LEFT A DISTANCE OF 390.53 FEET ALONG SAID RIGHT-OF-WAY TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; SAID CURVE HAVING A RADIUS OF 1,830.00 FEET, A CENTRAL ANGLE OF 12°13’18”, AND CHORD OF N.36°25’18”E, 389.79 FEET; THENCE N.30°18’29”E., A DISTANCE OF 144.89 FEET ALONG SAID RIGHT-OF-WAY LINE TO A POINT OF CURVATURE BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; THENCE ALONG A CURVE TO THE LEFT DISTANCE OF 95.98 FEET ALONG SAID RIGHT-OF-WAY TO A POINT BEING MARKED BY A SET 1.25 INCH DIAMETER IRON PIPE; SAID CURVE HAVING A RADIUS OF 830.00 FEET, A CENTRAL ANGLE OF 06°37’32”, AND CHORD OF N.26°59’43”E, 95.93 FEET; THENCE S.72°05’45”E., A DISTANCE OF 1,018.37 FEET TO THE POINT OF BEGINNING.

SAID DESCRIBED PARCEL, CONTAINING 14,014,076.58 SQUARE FEET OR 321.7189 ACRES, IS SITUATED IN SECTIONS 5,6, & 7 TOWNSHIP 15 SOUTH, RANGE 9 WEST, CAMERON PARISH, LOUISIANA AND IS MADE REFERENCE TO AS PARCEL “E” ON THE HERE TO ATTACHED PLAT.

EXHIBIT 1-B

SURVEY MAP OF PROJECT SITE

[Omitted]

EXHIBIT 2

PROJECT AND FACILITY DESCRIPTION

[Omitted]

EXHIBIT 3

TENANT’S RESOLUTION

[Omitted]

EXHIBIT 4

LANDLORD’S RESOLUTION

[Omitted]

EXHIBIT 5

FORM OF NON-DISTURBANCE AGREEMENT

[Omitted]